IQ16

$2,271,351,000

(Approximate)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

General Electric Capital Corporation

Principal Commercial Funding II, LLC

Royal Bank of Canada

NCB, FSB

Nationwide Life Insurance Company

as Sponsors and Mortgage Loan Sellers

National City Bank

as Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

November 2, 2007

MORGAN STANLEY

RBS GREENWICH CAPITAL	MERRILL LYNCH & CO.	RBC CAPITAL MARKETS

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File Number 333-143623) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

Transaction Features

•	Sellers:

Sellers	No. of Loans	Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	119	1,260,267,256	48.5
General Electric Capital Corporation	39	728,005,936	28.0
Principal Commercial Funding II, LLC	17	256,993,544	9.9
Royal Bank of Canada	15	165,728,100	6.4
NCB, FSB	31	78,111,239	3.0
Nationwide Life Insurance Company	8	75,000,000	2.9
National City Bank	5	31,724,706	1.2
Total:	234	$2,595,830,782	100.0%

•	Loan Pool:

•	Average Cut-off Date Balance: $11,093,294

•	Largest Mortgage Loan by Cut-off Date Balance: $210,000,000

•	Five largest and ten largest loans: 24.2% and 36.7% of pool, respectively

•	Property Types:

•	Credit Statistics:

•	Weighted average debt service coverage ratio of 1.30x

•	Weighted average current loan-to-value ratio of 68.2%; weighted average balloon loan-to-value ratio of 64.3%

•	Call Protection:

•	170 loans (73.7% of the pool) have a lockout period ranging from 24 to 42 payments from origination, then defeasance provisions

•	38 loans (7.9% of the pool) have a lockout period ranging from 11 to 60 payments from origination, then permit a prepayment with the greater of yield maintenance and 1.0%

•	7 loans (6.5% of the pool) have no lockout period and permit a prepayment with the greater of yield maintenance and 1.0%

•

2 loans (5.1% of the pool) have a lockout period ranging from 5 to 12 payments from origination, then permit a prepayment with the greater of yield maintenance and 1.0%, then permit defeasance or a prepayment with the greater of yield maintenance and 1.0%

•	1 loan (3.5% of the pool) has a lockout period of 11 periods then permits a prepayment with the greater of yield maintenance and 3.0%, followed by defeasance

•	10 loans (2.1% of the pool) have a lockout period ranging from 26 to 29 payments from origination, then permit defeasance or a prepayment with the greater of yield maintenance and 1.0%

•

1 loan (0.6% of the pool) has no lockout period and permits a prepayment with the greater of yield maintenance and 1.0%, then permits defeasance or a prepayment with the greater of yield maintenance and 1.0%

•	2 loans (0.3% of the pool) have a lockout period ranging from 24 to 27 payments from origination, then permit a prepayment with yield maintenance

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

•	1 loan (0.2% of the pool) has a lockout period of 47 payments from origination, then permits a prepayment with the greater of yield maintenance and 2.0%

•

1 loan (0.1% of the pool) has no lockout period and permits a prepayment with the greater of yield maintenance and 1.0%, then permits a prepayment with an amount equal to 3.0% of the outstanding balance, then an amount equal to 2.0% of the outstanding balance and followed by an amount equal to 1.0% of the outstanding balance

•	1 loan (less than 0.1% of the pool) has a lockout period of 102 payments from origination, then permits a prepayment with an amount equal to 2.0% of the outstanding balance

•

Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying Agent in addition to detailed payment and delinquency information. Information provided by the Paying Agent is expected to be available at http://www.ctslink.com. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicers through the Paying Agent’s website at http://www.ctslink.com.

•	Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG. Bloomberg Ticker: MSC 2007-IQ16 <MTGE> <GO>

•	Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

Offered Certificates

Class	Approximate Initial Certificate Balance(1)(2)	Approximate Credit Support(3)	Ratings (Fitch/S&P/DBRS)	Average Life(4)(5)	Principal Window(4)(6)	Expected Final Distribution Date(4)	Approximate Initial Pass-Through Rate(7)	Certificate Principal to Value Ratio(8)
A-1	$51,900,000	30.000%	AAA/AAA/AAA	3.39	1 – 56	07/12/2012%		47.77%
A-1A	$314,528,000	30.000%	AAA/AAA/AAA	7.46	1 – 118	09/12/2017%		47.77%
A-2	$91,100,000	30.000%	AAA/AAA/AAA	4.72	56 – 58	09/12/2012%		47.77%
A-3	$83,000,000	30.000%	AAA/AAA/AAA	7.10	58 – 109	12/12/2016%		47.77%
A-4	$1,276,553,000	30.000%	AAA/AAA/AAA	9.68	109 – 119	10/12/2017%		47.77%
A-M	$214,651,000	20.000%	AAA/AAA/AAA	9.90	119 – 120	11/12/2017%		54.60%
A-MA	$44,932,000	20.000%	AAA/AAA/AAA	9.79	118 – 120	11/12/2017%		54.60%
A-J	$160,988,000	12.500%	AAA/AAA/AAA	9.95	120 – 120	11/12/2017%		59.72%
A-JA	$33,699,000	12.500%	AAA/AAA/AAA	9.95	120 – 120	11/12/2017%		59.72%

Private Certificates(9)

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Credit Support	Ratings (Fitch/S&P/DBRS)	Average Life(4)(5)	Principal Window(4)(6)	Expected Final Distribution Date(4)	Approximate Initial Pass-Through Rate(7)	Certificate Principal to Value Ratio(8)
X-1(10)	$1,297,915,390	—	AAA/AAA/AAA	—	—	—%		—
X-2(10)	$1,264,923,000	—	AAA/AAA/AAA	—	—	—%		—
X-W(10)	$1,297,915,390	—	AAA/AAA/AAA	—	—	—%		—
B	$19,469,000	11.750%	AA+/AA+/AA (high)	9.95	120 – 120	11/12/2017%		60.23%
C	$25,958,000	10.750%	AA/AA/AA	9.95	120 – 120	11/12/2017%		60.91%
D	$16,224,000	10.125%	AA-/AA-/AA (low)	9.95	120 – 120	11/12/2017%		61.34%
E	$38,938,000	8.625%	A+/A+/A (high)	9.98	120 – 121	12/12/2017%		62.36%
F	$12,979,000	8.125%	A/A/A	10.04	121 – 121	12/12/2017%		62.70%
G	$35,693,000	6.750%	A-/A-/A (low)	10.04	121 – 121	12/12/2017%		63.64%
H	$25,958,000	5.750%	BBB+/BBB+/BBB (high)	10.04	121 – 121	12/12/2017%		64.32%
J	$25,958,000	4.750%	BBB/BBB/BBB	10.04	121 – 121	12/12/2017%		65.01%
K	$32,448,000	3.500%	BBB-/BBB-/BBB (low)	10.04	121 – 121	12/12/2017%		65.86%
L	$9,735,000	3.125%	BB+/BB+/BB (high)	10.04	121 – 121	12/12/2017%		66.12%
M	$9,734,000	2.750%	BB/BB/BB	10.04	121 – 121	12/12/2017%		66.37%
N	$9,734,000	2.375%	BB-/BB-/BB (low)	10.04	121 – 121	12/12/2017%		66.63%
O	$16,224,000	1.750%	NR/B+/NR	10.04	121 – 121	12/12/2017%		67.05%
P	$6,490,000	1.500%	NR/B/NR	10.04	121 – 121	12/12/2017%		67.22%
Q	$9,734,000	1.125%	NR/B-/NR	10.04	121 – 121	12/12/2017%		67.48%
S	$29,203,781	—	NR/NR/NR	10.06	121 – 122	01/12/2018%		68.25%

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

Notes:	(1)	As of November 1, 2007. In the case of each such Class, subject to a permitted variance of plus or minus 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in the Free Writing Prospectus. No changes in the statistical data will be made in the final Free Writing Prospectus unless such changes are material.
(2)

For purposes of making distributions to the Class A-1, A-1A, A-2, A-3, A-4, A-M, A-MA, A-J and A-JA Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 199 mortgage loans, representing approximately 84.9% of the initial outstanding pool balance as of the cut-off date. Loan Group 2 will consist of 35 mortgage loans, representing approximately 15.1% of the initial outstanding pool balance as of the cut-off date. Generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balances of the Class A-1A, Class A-MA and Class A-JA Certificates have been reduced to zero and the Class A-1A, Class A-MA and Class A-JA Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the principal balances of the Class A-4, Class A-M and Class A-J Certificates have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-MA, Class A-J and Class A-JA Certificates, and the Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, without regard to loan group. On and after any distribution date on which the certificate principal balances of the Class A-J and Class A-JA Certificates, and the Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed first to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, and then to the Class A-M and Class A-MA Certificates, pro rata, without regard to loan group. On and after any distribution date on which the certificate principal balances of the Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed first to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, second to the Class A-M and Class A-MA Certificates, pro rata, and third to the Class A-J and Class A-JA Certificates, pro rata, without regard to loan group.

So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2 and Class X-W Certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X-1, Class X-2 and Class X-W Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2 and Class X-W Certificates, available funds will be allocated between these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-M and Class A-MA Certificates, interest distributions on the Class A-M Certificates will be based upon amounts available relating to mortgage loans in loan group 1, and interest distributions on the Class A-MA Certificates will be based upon amounts available relating to mortgage loans in loan group 2. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-M and Class A-MA Certificates, available funds will be allocated between these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group. So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-J and Class A-JA Certificates, interest distributions on the Class A-J Certificates will be based upon amounts available relating to mortgage loans in loan group 1, and interest distributions on the Class A-JA Certificates will be based upon amounts available relating to mortgage loans in loan group 2. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-J and Class A-JA Certificates, available funds will be allocated between these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

	(3)	The percentages indicated under the column “Approximate Credit Support” with respect to the Class A-1, A-1A, A-2, A-3 and A-4 Certificates represent the approximate credit support for the Class A-1, A-1A, A-2, A-3 and A-4 Certificates in the aggregate. The percentages indicated under the column “Approximate Credit Support” with respect to the Class A-M and A-MA Certificates represent the approximate credit support for the Class A-M and A-MA Certificates in the aggregate. The percentages indicated under the column “Approximate Credit Support” with respect to the Class A-J and A-JA Certificates represent the approximate credit support for the Class A-J and A-JA Certificates in the aggregate.
	(4)	Based on the Structuring Assumptions, assuming 0% CPR, described in the Free Writing Prospectus.
	(5)	Average life is expressed in terms of years.
	(6)	Principal window is the period (expressed in terms of months and commencing with the month of December 2007) during which distributions of principal are expected to be made to the holders of each designated class.
	(7)	The Class A-1, A1-A, A-2, A-3, A-4, A-M, A-MA, A-J, A-JA, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1, X-2 and X-W Certificates will accrue interest at a variable rate as defined in the Free Writing Prospectus.
	(8)	Certificate Principal to Value Ratio is calculated by dividing each Class’s Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1, A-1A, A-2, A-3 and A-4 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, A-1A, A-2, A-3 and A-4 Certificate Balances.
	(9)	Not offered pursuant to the prospectus and Free Writing Prospectus. Certificates to be offered privately pursuant to Rule 144A. Information provided herein regarding the characteristics of these certificates is provided only to enhance understanding of the offered certificates.
	(10)	The Class X-1, X-2 and X-W Notional Amounts are defined herein and in the Free Writing Prospectus.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

I. Issue Characteristics

Issue Type:	Public: Classes A-1, A-1A, A-2, A-3, A-4, A-M, A-MA, A-J and A-JA (the “Offered Certificates”). Private (Rule 144A): Classes X-1, X-2, X-W, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S.

Securities Offered:	$2,271,351,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC Pass-Through Certificates, including nine principal and interest classes (A-1, A-1A, A-2, A-3, A-4, A-M, A-MA, A-J and A-JA).

Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC, Royal Bank of Canada, NCB, FSB, Nationwide Life Insurance Company and National City Bank

Lead Bookrunning Manager:	Morgan Stanley & Co. Incorporated

Co-Managers:	Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (except with respect to the Class A-4 Certificates) and RBC Capital Markets Corporation.

Master Servicers:

Capmark Finance Inc. will act as master servicer with respect to the mortgage loans sold to the trust by Morgan Stanley Mortgage Capital Holdings LLC, General Electric Capital Corporation, Principal Commercial Funding II, LLC and National City Bank.

Wells Fargo Bank, National Association will act as master servicer with respect to the mortgage loans sold to the trust by Royal Bank of Canada and Nationwide Life Insurance Company.

NCB, FSB, a federal savings bank, will act as master servicer with respect to the mortgage loans sold to the trust by NCB, FSB.

Primary Servicers:

Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by Principal Commercial Funding II, LLC.

Nationwide Life Insurance Company will act as primary servicer with respect to those mortgage loans sold to the trust by Nationwide Life Insurance Company.

Capstone Realty Advisors, LLC will act as primary servicer with respect to those mortgage loans sold to the trust by National City Bank.

Special Servicers:

Centerline Servicing Inc. will act as special servicer with respect to all of the mortgage loans in the trust other than the Non-Trust Serviced Pari Passu Loans, related subordinate notes, and other than residential cooperative mortgage loans sold to the trust by NCB, FSB.

National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB.

Trustee and Custodian:	LaSalle Bank National Association

Paying Agent:	Wells Fargo Bank, National Association

Cut-Off Date:	November 1, 2007. For purposes of the information contained in this term sheet, scheduled payments due in November 2007 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on November 1, 2007, not the actual day on which such scheduled payments were due.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

Expected Closing Date:	On or about November 29, 2007

Determination Date:	The 8th day of each month (or if the 8th is not a business day, the next succeeding business day), commencing December 10, 2007

Distribution Date:	The 4th business day after the related determination date, commencing December 14, 2007

Minimum Denominations:	$25,000 for the Class A-1, A-1A, A-2, A-3, A-4, A-M, A-MA, A-J and A-JA Certificates and in multiples of $1 thereafter.

Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.

Legal/Regulatory Status:	The Offered Certificates are expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

II. Class X Characteristics

The Class A-1, A-1A, A-2, A-3, A-4, A-M, A-MA, A-J, A-JA, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1, X-2 and X-W Certificates will accrue interest at a variable rate as defined in the Free Writing Prospectus.

Class X-1, X-2 and X-W Notional Balances:

The notional amount of the Class X-1 Certificates will be equal to 50% of the aggregate of the certificate balances of the classes of certificates with principal balances outstanding from time to time.

The notional amount of the Class X-W Certificates will be equal to 50% of the aggregate of the certificate balances of the classes of certificates with principal balances outstanding from time to time.

The notional amount of the Class X-2 Certificates will equal:

•        during the period from the closing date through and including the distribution date occurring in November 2008, the sum of (a) the lesser of $23,988,000 and 50% of the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the lesser of $157,059,500 and 50% of the certificate balance of the Class A-1A Certificates and (c) 50% of the aggregate of the certificate balances of the Class A-2, A-3, A-4, A-M, A-MA, A-J, A-JA, B, C, D, E, F, G, H, J, K, L, M and N Certificates outstanding from time to time;

•        during the period following the distribution date occurring in November 2008 through and including the distribution date occurring in November 2009, the sum of (a) the lesser of $149,661,000 and 50% of the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $27,789,000 and 50% of the certificate balance of the Class A-2 Certificates outstanding from time to time and (c) 50% of the aggregate of the certificate balances of the Class A-3, A-4, A-M, A-MA, A-J, A-JA, B, C, D, E, F, G, H, J, K, L, M and N Certificates outstanding from time to time;

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

•        during the period following the distribution date occurring in November 2009 through and including the distribution date occurring in November 2010, the sum of (a) the lesser of $141,812,000 and 50% of the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $25,673,000 and 50% of the certificate balance of the Class A-3 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-4, A-M, A-MA, A-J, A-JA, B, C, D, E, F, G, H and J Certificates outstanding from time to time and (d) the lesser of $10,935,000 and 50% of the certificate balance of the Class K Certificates outstanding from time to time;

•        during the period following the distribution date occurring in November 2010 through and including the distribution date occurring in November 2011, the sum of (a) the lesser of $134,112,000 and 50% of the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $621,968,000 and 50% of the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-M, A-MA, A-J, A-JA, B, C, D, E, F and G Certificates outstanding from time to time and (d) the lesser of $12,814,000 and 50% of the certificate balance of the Class H Certificates outstanding from time to time;

•        during the period following the distribution date occurring in November 2011 through and including the distribution date occurring in November 2012, the sum of (a) the lesser of $86,180,000 and 50% of the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $537,713,000 and 50% of the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-M, A-MA, A-J, A-JA, B, C, D, E and F Certificates outstanding from time to time and (d) the lesser of $8,550,500 and 50% of the certificate balance of the Class G Certificates outstanding from time to time;

•        during the period following the distribution date occurring in November 2012 through and including the distribution date occurring in November 2013, the sum of (a) the lesser of $80,758,000 and 50% of the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $500,403,000 and 50% of the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-M, A-MA, A-J, A-JA, B, C and D Certificates outstanding from time to time and (d) the lesser of $15,153,500 and 50% of the certificate balance of the Class E Certificates outstanding from time to time;

•        during the period following the distribution date occurring in November 2013 through and including the distribution date occurring in November 2014, the sum of (a) the lesser of $67,406,500 and 50% of the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $464,203,000 and 50% of the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-M, A-MA, A-J, A-JA, B and Certificates outstanding from time to time and (d) the lesser of $5,270,500 and 50% of the certificate balance of the Class D Certificates outstanding from time to time;

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

•        during the period following the distribution date occurring in November 2014 through and including the distribution date occurring in November 2015, the sum of (a) the lesser of $61,343,000 and 50% of the certificate balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $418,650,000 and 50% of the certificate balance of the Class A-4 Certificates outstanding from time to time, (c) 50% of the aggregate of the certificate balances of the Class A-M, A-MA, A-J, A-JA and B Certificates outstanding from time to time and (d) the lesser of $1,653,500 and 50% of the certificate balance of the Class C Certificates outstanding from time to time; and

•        following the distribution date occurring in December 2015, $0

The foregoing terms and structural characteristics of the Certificates are in all respects subject to the more detailed description thereof in the Prospectus, Free Writing Prospectus and Pooling and Servicing Agreement.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

III. Loan Group 1 Mortgage Loans with Scheduled Balloon Payments to Designated Classes(1)(2)

Class A-1(3)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance ($)	% of Total Pool	Balloon Balance ($)	DSCR (x)		Cut-off Date LTV (%)	Maturity Date LTV (%)	Rem. IO Term	Rem. Term to Maturity
52	MSMCH	Ridgewood Commons	NJ	Multifamily	10,120,000	0.4	10,120,000	1.26		80.0	80.0	55	55
103	MSMCH	Walgreens-Brooklyn	NY	Other	5,640,000	0.2	5,448,850	0.92		72.3	69.9	20	56
117	MSMCH	Clermont Shopping Center	FL	Retail	4,984,185	0.2	4,710,192	1.35		66.9	63.2	0	56
		Total / Weighted Averages			$20,744,185	0.8%	$20,279,042	1.19	x	74.8%	73.2%		56

Class A-2(3)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance ($)	% of Total Pool	Balloon Balance ($)	DSCR (x)		Cut-off Date LTV (%)	Maturity Date LTV (%)	Rem. IO Term	Rem. Term to Maturity
13	MSMCH	Amalfi Hotel	IL	Hospitality	37,000,000	1.4	37,000,000	1.50		69.2	69.2	57	57
25	MSMCH	Exeter Industrial Portfolio	Various	Industrial	21,900,000	0.8	21,168,483	1.25		70.2	67.8	22	58
27	MSMCH	Higuera/Hayden Buildings	CA	Office	20,170,000	0.8	20,170,000	1.20		69.8	69.8	57	57
72	MSMCH	Crestview Eastern Milestone Portfolio	Various	Retail	8,338,000	0.3	8,075,632	1.17		77.9	75.5	21	57
103	MSMCH	Walgreens - Brooklyn	NY	Other	5,640,000	0.2	5,448,850	0.92		72.3	69.9	20	56
117	MSMCH	Clermont Shopping Center	FL	Retail	4,984,185	0.2	4,710,192	1.35		66.9	63.2	0	56
		Total / Weighted Averages			$98,032,185	3.8%	$96,573,157	1.31	x	70.3%	69.3%		57

Class A-3
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance ($)	% of Total Pool	Balloon Balance ($)	DSCR (x)		Cut-off Date LTV (%)	Maturity Date LTV (%)	Rem. IO Term	Rem. Term to Maturity
130	MSMCH	Fifth South Plaza	UT	Retail	4,500,000	0.2	4,015,681	1.20		78.9	70.5	8	104
187	GECC	Enchanted Lakes MHC and RVResort	FL	Manufactured Housing	2,493,794	0.1	2,275,523	1.56		48.9	44.6	0	81
		Total / Weighted Averages			$6,993,794	0.3%	$6,291,204	1.33	x	68.2%	61.3%		96

(1)	This table identifies Mortgage Loans for which principal repayments are expected to result in principal distributions on the indicated Class of certificates
(2)	Based on the Structuring Assumptions, assuming 0% CPR, described in the Free Writing Prospectus, dated November 2, 2007 accompanying the Prospectus dated June 22, 2007 (the “Free Writing Prospectus”).
(3)	DSCRs reflect: (i) for any partial IO loan, the scheduled principal and interest payments after any applicable interest-only period and (ii) for all other loans, the scheduled payments as of the cut-off date.
(4)	In period 56, $6,998,173 of the corresponding balloon balance and $1,058,511 of amortization of Walgreens – Brooklyn and Clermont Shopping Center will be allocated to the Class A-1 Certificates and $3,148,310 of the corresponding balloon balance will be allocated to the Class A-2 Certificates.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

IV. Collateral Description

Ten Largest Loans

Single Note/Multiple Properties

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	Rooms/ Units/SF	Loan per Rooms/Unit/SF	DSCR		Cut-off Date LTV	Balloon LTV
1	GECC	West Town Mall	Knoxville	TN	Retail	$210,000,000	8.0%	760,760	$276	1.40	x	62.7%	62.7%
2	GECC	60 Wall Street	New York	NY	Office	$125,000,000	4.8%	1,625,483	$569	1.31	x	74.0%	74.0%
3	MSMCH	Easton Town Center	Columbus	OH	Retail	$110,000,000	4.2%	1,301,992	$215	1.65	x	48.3%	48.3%
4	PCF II	Hilton Daytona Beach	Daytona Beach	FL	Hospitality	$94,730,000	3.6%	744	$127,325	1.15	x	63.0%	59.4%
5	MSMCH	USFS Industrial Distribution Portfolio	Various	Various	Various	$89,754,338	3.5%	9,042,097	$52	1.60	x	75.0%	75.0%
6	MSMCH	Wyvernwood Garden Apartments	Los Angeles	CA	Multifamily	$86,000,000	3.3%	1,187	$72,452	1.23	x	46.3%	46.3%
7	GECC	Bangor Mall	Bangor	ME	Retail	$80,000,000	3.1%	536,299	$149	1.62	x	62.5%	62.5%
8	MSMCH	Milford Crossing	Milford	CT	Retail	$75,500,000	2.9%	379,685	$199	1.05	x	75.5%	71.8%
9	PCF II	Marriott Columbia	Columbia	SC	Hospitality	$41,300,000	1.6%	300	$137,667	1.15	x	61.1%	57.6%
10	RBC	Ashtabula Mall	Ashtabula	OH	Retail	$40,300,000	1.6%	754,882	$53	1.41	x	69.7%	63.6%
		Total/Weighted Average				$952,584,338	36.7%			1.38	x	63.5%	62.4%

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

Pari Passu Loans

Mortgage Loan No.	Property Name	A-Note Balances as of the Cut-off Date	Transaction	Special Servicer	Junior Note Balances
2	60 Wall Street	$125,000,000	MSCI 2007-IQ16	Centerline Servicing Inc.	NAP
		$285,000,000	COMM 2007-C9	LNR Partners, Inc. (1)
		$130,000,000	CSCMT 2007-C5 (anticipated)	Centerline Servicing Inc.
		$385,000,000	TBD	TBD

3	Easton Town Center	$110,000,000	MSCI 2007-IQ16	Centerline Servicing Inc.	$125,000,000	(2)
		$170,000,000	BSCMSI 2007-TOP28	Centerline Servicing Inc. (1)

5	USFS Industrial Distribution Portfolio	$89,754,335	COMM 2007-C9	LNR Partners, Inc. (1)	NAP
		$67,709,413	GCCFC 2007-GG11	LNR Partners, Inc.
		$67,709,413	JPMCC 2007-CIBC20	Centerline Servicing Inc.
		$89,754,338	MSCI 2007-IQ16	Centerline Servicing Inc.
		$157,463,751	TBD	TBD

(1)	Lead special servicer
(2)	Comprises a B-note ($75,000,000) and a C-note ($50,000,000)

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

V. Total Pool Characteristics

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 2,500,000	50	88,676,312	3.4
2,500,001 - 5,000,000	70	261,834,477	10.1
5,000,001 - 7,500,000	34	204,658,838	7.9
7,500,001 - 10,000,000	27	239,876,234	9.2
10,000,001 - 12,500,000	11	124,669,802	4.8
12,500,001 - 15,000,000	8	108,862,625	4.2
15,000,001 - 17,500,000	2	33,125,000	1.3
17,500,001 - 20,000,000	4	77,484,156	3.0
20,000,001 - 30,000,000	12	286,547,000	11.0
30,000,001 - 40,000,000	6	217,512,000	8.4
40,000,001 - 50,000,000	2	81,600,000	3.1
70,000,001 >=	8	870,984,338	33.6
Total:	234	$2,595,830,782	100.0%

Min: $179,699	Max: $210,000,000	Average: $11,093,294

State

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	25	319,899,109	12.3
New York	29	272,499,986	10.5
Ohio	26	238,434,979	9.2
Tennessee	9	232,819,581	9.0
Florida	22	193,303,708	7.4
Other	210	1,338,873,418	51.6
Total:	321	$2,595,830,782	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	95	937,874,979	36.1
Office	57	580,099,704	22.3
Multifamily	30	315,630,242	12.2
Hospitality	13	301,069,443	11.6
Industrial	66	255,486,381	9.8
Manufactured Housing	20	96,476,350	3.7
Mixed Use	9	45,958,091	1.8
Self Storage	26	39,880,591	1.5
Other	5	23,355,000	0.9
Total:	321	$2,595,830,782	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Balloon	72	327,154,633	12.6
Fully Amortizing	1	7,856,311	0.3
Interest Only	38	1,047,200,338	40.3
Partial IO Balloon	123	1,213,619,500	46.8
Total:	234	$2,595,830,782	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.001 - 5.500	1	24,004,000	0.9
5.501 - 5.750	28	249,327,750	9.6
5.751 - 6.000	34	299,683,170	11.5
6.001 - 6.500	128	1,578,494,401	60.8
6.501 - 7.000	41	435,869,763	16.8
7.001 - 7.500	1	8,272,000	0.3
7.501 - 8.000	1	179,699	0.0
Total:	234	$2,595,830,782	100.0%

Min: 5.480%	Max: 7.800%	Wtd Avg: 6.186%

Original Terms to Stated Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 60	12	211,173,185	8.1
61 - 84	3	27,193,794	1.0
85 - 120	213	2,034,813,803	78.4
121 - 180	6	322,650,000	12.4
Total:	234	$2,595,830,782	100.0%

Min: 60 mos.	Max: 132 mos.	Wtd Avg: 115 mos.

Remaining Terms to Stated Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 60	12	211,173,185	8.1
61 - 84	3	27,193,794	1.0
85 - 120	215	2,120,313,803	81.7
121 - 180	4	237,150,000	9.1
Total:	234	$2,595,830,782	100.0%

Min: 55 mos.	Max: 122 mos.	Wtd Avg: 112 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	38	1,047,200,338	40.3
1 - 180	1	7,856,311	0.3
181 - 240	1	1,938,325	0.1
241 - 300	13	54,897,469	2.1
301 - 360	177	1,447,049,526	55.7
361 >=	4	36,888,813	1.4
Total:	234	$2,595,830,782	100.0%

Min: 120 mos.	Max: 480 mos.	Wtd Avg: 358 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	38	1,047,200,338	40.3
1 - 180	1	7,856,311	0.3
181 - 240	1	1,938,325	0.1
241 - 360	190	1,501,946,996	57.9
361 >=	4	36,888,813	1.4
Total:	234	$2,595,830,782	100.0%

Min: 117 mos.	Max: 479 mos.	Wtd Avg: 357 mos.

Cut-off Date Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
<= 10.0	3	919,634	0.0
10.1 - 20.0	1	1,398,878	0.1
30.1 - 40.0	2	10,052,868	0.4
40.1 - 50.0	9	217,982,833	8.4
50.1 - 60.0	20	111,317,558	4.3
60.1 - 70.0	70	983,928,499	37.9
70.1 - 75.0	50	585,197,509	22.5
75.1 - 80.0	79	685,033,004	26.4
Total:	234	$2,595,830,782	100.0%

Min: 5.3%	Max: 80.0%	Wtd Avg: 68.2%

Balloon Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
<= 10.0	4	8,775,945	0.3
10.1 - 20.0	1	1,398,878	0.1
30.1 - 40.0	4	10,682,096	0.4
40.1 - 50.0	16	237,286,385	9.1
50.1 - 55.0	23	133,001,440	5.1
55.1 - 60.0	26	275,259,382	10.6
60.1 - 65.0	44	657,098,525	25.3
65.1 - 70.0	67	531,895,794	20.5
70.1 - 75.0	34	588,606,338	22.7
75.1 - 80.0	15	151,826,000	5.8
Total:	234	$2,595,830,782	100.0%

Min: 0.6%	Max: 80.0%	Wtd Avg: 64.3%

Debt Service Coverage Ratio (x)(1)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
<= 1.00	1	5,640,000	0.2
1.01 - 1.10	20	273,706,743	10.5
1.11 - 1.20	80	776,219,411	29.9
1.21 - 1.30	62	450,628,341	17.4
1.31 - 1.40	29	522,000,465	20.1
1.41 - 1.50	13	159,196,711	6.1
1.51 - 1.60	8	129,585,039	5.0
1.61 - 1.70	6	239,366,344	9.2
1.71 - 1.80	8	25,683,678	1.0
2.01 - 2.50	2	6,485,539	0.2
2.51 - 3.00	1	5,000,000	0.2
3.01 >=	4	2,318,511	0.1
Total:	234	$2,595,830,782	100.0%

Min: 0.92x	Max: 15.14x	Wtd Avg: 1.30x

(1)	DSCRs reflect: (i) for any partial IO loan, the scheduled principal and interest payments after any applicable interest-only period and (ii) for all other loans, the scheduled payments as of the Cut-off Date.

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

V. Loan Group 1 Characteristics

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 2,500,000	46	80,908,567	3.7
2,500,001 - 5,000,000	59	222,484,826	10.1
5,000,001 - 7,500,000	29	173,369,443	7.9
7,500,001 - 10,000,000	25	221,433,737	10.1
10,000,001 - 12,500,000	6	64,794,802	2.9
12,500,001 - 15,000,000	6	81,362,625	3.7
15,000,001 - 17,500,000	2	33,125,000	1.5
17,500,001 - 20,000,000	4	77,484,156	3.5
20,000,001 - 30,000,000	7	163,612,000	7.4
30,000,001 - 40,000,000	6	217,512,000	9.9
40,000,001 - 50,000,000	2	81,600,000	3.7
70,000,001 >=	7	784,984,338	35.6
Total:	199	$2,202,671,494	100.0%

Min: $179,699	Max: $210,000,000	Average: $11,068,701

State

	No. of Mortgaged Loans	Aggregate Cut-off Date Balance ($)	% of Pool
New York	27	245,299,986	11.1
Tennessee	9	232,819,581	10.6
Ohio	24	230,186,556	10.5
California	21	196,399,109	8.9
Florida	18	170,868,708	7.8
Other	179	1,127,097,553	51.2
Total:	278	$2,202,671,494	100.0%

Property Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	95	937,874,979	42.6
Office	57	580,099,704	26.3
Hospitality	13	301,069,443	13.7
Industrial	66	255,486,381	11.6
Mixed Use	9	45958091	2.1
Self Storage	26	39880591	1.8
Other	5	23,355,000	1.1
Multifamily	5	12,438,511	0.6
Manufactured Housing	2	6,508,794	0.3
Total:	278	$2,202,671,494	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial IO Balloon	104	1,004,144,500	45.6
Interest Only	30	896,614,338	40.7
Balloon	64	294,056,345	13.3
Fully Amortizing	1	7,856,311	0.4
Total:	199	$2,202,671,494	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.001 - 5.500	1	24,004,000	1.1
5.501 - 5.750	24	201,465,253	9.1
5.751 - 6.000	28	245,778,170	11.2
6.001 - 6.500	112	1,334,093,122	60.6
6.501 - 7.000	32	388,879,251	17.7
7.001 - 7.500	1	8,272,000	0.4
7.501 - 8.000	1	179,699	0.0
Total:	199	$2,202,671,494	100.0%

Min: 5.480%	Max: 7.800%	Wtd Avg: 6.202%

Original Term to Stated Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 60	7	108,152,185	4.9
61 - 84	1	2,493,794	0.1
85 - 120	185	1,769,375,515	80.3
121 - 180	6	322,650,000	14.6
Total:	199	$2,202,671,494	100.0%

Min: 60 mos.	Max: 132 mos.	Wtd Avg: 117 mos.

Remaining Term to Stated Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 60	7	108,152,185	4.9
61 - 84	1	2,493,794	0.1
85 - 120	187	1,854,875,515	84.2
121 - 180	4	237,150,000	10.8
Total:	199	$2,202,671,494	100.0%

Min: 55 mos.	Max: 122 mos.	Wtd Avg: 115 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	30	896,614,338	40.7
1 - 180	1	7,856,311	0.4
181 - 240	1	1,938,325	0.1
241 - 300	11	47,259,703	2.1
301 - 360	154	1,247,364,005	56.6
361 >=	2	1,638,813	0.1
Total:	199	$2,202,671,494	100.0%

Min: 120 mos.	Max: 480 mos.	Wtd Avg: 356 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	30	896,614,338	40.7
1 - 180	1	7,856,311	0.4
181 - 240	1	1938325	0.1
241 - 360	165	1,294,623,708	58.8
361 >=	2	1,638,813	0.1
Total:	199	$2,202,671,494	100.0%

Min: 117 mos.	Max: 479 mos.	Wtd Avg: 355 mos.

Cut-off Date Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
<= 10.0	3	919,634	0.0
10.1 - 20.0	1	1,398,878	0.1
30.1 - 40.0	1	7,856,311	0.4
40.1 - 50.0	7	128,882,833	5.9
50.1 - 60.0	18	92,117,558	4.2
60.1 - 70.0	67	962,192,499	43.7
70.1 - 75.0	44	530,411,977	24.1
75.1 - 80.0	58	478,891,805	21.7
Total:	199	$2,202,671,494	100.0%

Min: 5.3%	Max: 80.0%	Wtd Avg: 68.3%

Balloon Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
<= 10.0	4	8,775,945	0.4
10.1 - 20.0	1	1,398,878	0.1
30.1 - 40.0	3	8,485,539	0.4
40.1 - 50.0	13	143,886,385	6.5
50.1 - 55.0	23	133,001,440	6.0
55.1 - 60.0	22	240,221,615	10.9
60.1 - 65.0	41	629,014,759	28.6
65.1 - 70.0	58	445,994,595	20.2
70.1 - 75.0	25	488,701,338	22.2
75.1 - 80.0	9	103,191,000	4.7
Total:	199	$2,202,671,494	100.0%

Min: 0.6%	Max: 80.0%	Wtd Avg: 64.4%

Debt Service Coverage Ratio (x)(1)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
<= 1.00	1	5,640,000	0.3
1.01 - 1.10	16	242,371,743	11.0
1.11 - 1.20	65	652,091,331	29.6
1.21 - 1.30	52	252,928,689	11.5
1.31 - 1.40	28	510,200,465	23.2
1.41 - 1.50	11	143,496,711	6.5
1.51 - 1.60	8	129,585,039	5.9
1.61 - 1.70	6	239,366,344	10.9
1.71 - 1.80	5	13,187,121	0.6
2.01 - 2.50	2	6,485,539	0.3
2.51 - 3.00	1	5,000,000	0.2
3.01 >=	4	2,318,511	0.1
Total:	199	$2,202,671,494	100.0%

Min: 0.92x	Max: 15.14x	Wtd Avg: 1.32x

(1)	DSCRs reflect: (i) for any partial IO loan, the scheduled principal and interest payments after any applicable interest-only period and (ii) for all other loans, the scheduled payments as of the Cut-off Date.

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

V. Loan Group 2 Characteristics

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 2,500,000	4	7,767,745	2.0
2,500,001 - 5,000,000	11	39,349,651	10.0
5,000,001 - 7,500,000	5	31,289,395	8.0
7,500,001 - 10,000,000	2	18,442,497	4.7
10,000,001 - 12,500,000	5	59,875,000	15.2
12,500,001 - 15,000,000	2	27,500,000	7.0
20,000,001 - 30,000,000	5	122,935,000	31.3
70,000,001 >=	1	86,000,000	21.9
Total:	35	393,159,288	100.0%

Min: $1,372,766	Max: $86,000,000	Average: $11,233,123

State

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	4	123,500,000	31.4
Indiana	5	53,450,000	13.6
Pennsylvania	3	37,565,000	9.6
Arkansas	1	29,925,000	7.6
New York	2	27,200,000	6.9
Other	28	121,519,288	30.9
Total:	43	$393,159,288	100.0%

Property Type

	No. of Mortgage Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Multifamily	25	303,191,731	77.1
Manufactured Housing	18	89,967,557	22.9
Total:	43	$393,159,288	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Balloon	8	33,098,288	8.4
Interest Only	8	150,586,000	38.3
Partial IO Balloon	19	209,475,000	53.3
Total:	35	$393,159,288	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.501 - 5.750	4	47,862,497	12.2
5.751 - 6.000	6	53,905,000	13.7
6.001 - 6.500	16	244,401,280	62.2
6.501 - 7.000	9	46,990,511	12.0
Total:	35	$393,159,288	100.0%

Min: 5.530%	Max: 6.680%	Wtd Avg: 6.098%

Original Term to Stated Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 60	5	103,021,000	26.2
61 - 84	2	24,700,000	6.3
85 - 120	28	265,438,288	67.5
Total:	35	$393,159,288	100.0%

Min: 60 mos.	Max: 120 mos.	Wtd Avg: 102 mos.

Remaining Term to Stated Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 60	5	103,021,000	26.2
61 - 84	2	24,700,000	6.3
85 - 120	28	265,438,288	67.5
Total:	35	$393,159,288	100.0%

Min: 55 mos.	Max: 120 mos.	Wtd Avg: 98 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	150,586,000	38.3
241 - 300	2	7,637,767	1.9
301 - 360	23	199,685,521	50.8
361 >=	2	35,250,000	9.0
Total:	35	$393,159,288	100.0%

Min: 276 mos.	Max: 420 mos.	Wtd Avg: 366 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	150,586,000	38.3
241 - 360	25	207,323,288	52.7
361 >=	2	35,250,000	9.0
Total:	35	$393,159,288	100.0%

Min: 276 mos.	Max: 420 mos.	Wtd Avg: 366 mos.

Cut-off Date Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	1	2,196,557	0.6
40.1 - 50.0	2	89,100,000	22.7
50.1 - 60.0	2	19,200,000	4.9
60.1 - 70.0	3	21,736,000	5.5
70.1 - 75.0	6	54,785,532	13.9
75.1 - 80.0	21	206,141,199	52.4
Total:	35	$393,159,288	100.0%

Min: 38.5%	Max: 80.0%	Wtd Avg: 68.2%

Balloon Loan-to-Value Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	1	2,196,557	0.6
40.1 - 50.0	3	93,400,000	23.8
55.1 - 60.0	4	35,037,767	8.9
60.1 - 65.0	3	28,083,766	7.1
65.1 - 70.0	9	85,901,198	21.8
70.1 - 75.0	9	99,905,000	25.4
75.1 - 80.0	6	48,635,000	12.4
Total:	35	$393,159,288	100.0%

Min: 33.4%	Max: 79.5%	Wtd Avg: 63.9%

Debt Service Coverage Ratio (x)(1)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.01 - 1.10	4	31,335,000	8.0
1.11 - 1.20	15	124,128,080	31.6
1.21 - 1.30	10	197,699,651	50.3
1.31 - 1.40	1	11,800,000	3.0
1.41 - 1.50	2	15,700,000	4.0
1.71 - 1.80	3	12,496,557	3.2
Total:	35	$393,159,288	100.0%

Min: 1.01x	Max: 1.77x	Wtd Avg: 1.22x

(1)	DSCRs reflect: (i) for any partial IO loan, the scheduled principal and interest payments after any applicable interest-only period and (ii) for all other loans, the scheduled payments as of the Cut-off Date.

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

Prepayment Restriction Analysis: Total Pool

Percentage of Collateral by Prepayment Restriction (%) (1)(2)(3)

Prepayment Restrictions	Nov-07	Nov-08	Nov-09	Nov-10	Nov-11
Locked Out	89.33%	83.88%	80.03%	79.52%	77.31%
Yield Maintenance Total	10.67%	16.12%	19.97%	20.48%	22.69%
Penalty Points Total	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%
TOTALS	100.00%	100.00%	100.00%	100.00%	100.00%
Pool Balance Outstanding	$2,595,830,782	$2,591,097,514	$2,585,140,856	$2,576,169,928	$2,563,820,641
% Initial Pool Balance	100.00%	99.82%	99.59%	99.24%	98.77%

Percentage of Collateral by Prepayment Restriction (cont’d) (%) (1)(2)(3)

Prepayment Restrictions	Nov-12	Nov-13	Nov-14	Nov-15	Nov-16
Locked Out	80.64%	80.64%	80.40%	78.59%	77.23%
Yield Maintenance Total	19.09%	19.09%	19.33%	19.39%	19.44%
Penalty Points Total	0.15%	0.15%	0.15%	0.15%	0.15%
Open	0.12%	0.12%	0.12%	1.88%	3.18%
TOTALS	100.00%	100.00%	100.00%	100.00%	100.00%
Pool Balance Outstanding	$2,340,037,823	$2,320,823,909	$2,273,586,531	$2,246,165,700	$2,218,647,472
% Initial Pool Balance	90.15%	89.41%	87.59%	86.53%	85.47%

Percentage of Collateral by Prepayment Restriction (cont’d) (%) (1)(2)(3)

Prepayment Restrictions	Nov-17	Nov-18
Locked Out	0.00%	0.00%
Yield Maintenance Total	0.00%	0.00%
Penalty Points Total	0.00%	0.00%
Open	100.00%	0.00%
TOTALS	100.00%	0.00%
Pool Balance Outstanding	$236,417,301	$0
% Initial Pool Balance	9.11%	0.00%

Notes:

(1)	The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance.
(3)	Def/YM1 loans have been modeled as Yield Maintenance.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

Prepayment Restriction Analysis: Loan Group 1

Percentage of Collateral by Prepayment Restriction (%) (1)(2)(3)

Prepayment Restrictions	Nov-07	Nov-08	Nov-09	Nov-10	Nov-11
Locked Out	91.33%	85.07%	82.52%	81.95%	80.43%
Yield Maintenance Total	8.67%	14.93%	17.48%	18.05%	19.57%
Penalty Points Total	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%
TOTALS	100.00%	100.00%	100.00%	100.00%	100.00%
Pool Balance Outstanding	$2,202,671,494	$2,198,396,759	$2,193,254,444	$2,185,755,680	$2,175,703,583
% Initial Pool Balance	100.00%	99.81%	99.57%	99.23%	98.78%

Percentage of Collateral by Prepayment Restriction (cont’d) (%) (1)(2)(3)

Prepayment Restrictions	Nov-12	Nov-13	Nov-14	Nov-15	Nov-16
Locked Out	81.17%	81.17%	81.15%	79.17%	77.80%
Yield Maintenance Total	18.52%	18.52%	18.55%	18.55%	18.60%
Penalty Points Total	0.17%	0.17%	0.17%	0.16%	0.17%
Open	0.14%	0.14%	0.14%	2.11%	3.42%
TOTALS	100.00%	100.00%	100.00%	100.00%	100.00%
Pool Balance Outstanding	$2,057,327,972	$2,041,123,534	$2,020,745,780	$2,001,448,406	$1,977,130,236
% Initial Pool Balance	93.40%	92.67%	91.74%	90.86%	89.76%

Percentage of Collateral by Prepayment Restriction (cont’d) (%) (1)(2)(3)

Prepayment Restrictions	Nov-17	Nov-18
Locked Out	0.00%	0.00%
Yield Maintenance Total	0.00%	0.00%
Penalty Points Total	0.00%	0.00%
Open	100.00%	0.00%
TOTALS	100.00%	0.00%
Pool Balance Outstanding	$236,417,301	$0
% Initial Pool Balance	10.73%	0.00%

Notes:

(1)	The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance.
(3)	Def/YM1 loans have been modeled as Yield Maintenance.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

$2,271,351,000 (Approximate)

Morgan Stanley Capital I Inc.

Commercial Mortgage Pass-Through Certificates

Series 2007-IQ16

Prepayment Restriction Analysis: Loan Group 2

Percentage of Collateral by Prepayment Restriction (%) (1)(2)(3)

Prepayment Restrictions	Nov-07	Nov-08	Nov-09	Nov-10	Nov-11
Locked Out	78.13%	77.23%	66.04%	65.94%	59.83%
Yield Maintenance Total	21.87%	22.77%	33.96%	34.06%	40.17%
Penalty Points Total	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%
TOTALS	100.00%	100.00%	100.00%	100.00%	100.00%
Pool Balance Outstanding	$393,159,288	$392,700,755	$391,886,412	$390,414,248	$388,117,058
% Initial Pool Balance	100.00%	99.88%	99.68%	99.30%	98.72%

Percentage of Collateral by Prepayment Restriction (cont’d) (%) (1)(2)(3)

Prepayment Restrictions	Nov-12	Nov-13	Nov-14	Nov-15	Nov-16
Locked Out	76.80%	76.72%	74.45%	73.82%	72.49%
Yield Maintenance Total	23.20%	23.28%	25.55%	26.18%	26.30%
Penalty Points Total	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	1.21%
TOTALS	100.00%	100.00%	100.00%	100.00%	100.00%
Pool Balance Outstanding	$282,709,851	$279,700,375	$252,840,752	$244,717,294	$241,517,236
% Initial Pool Balance	71.91%	71.14%	64.31%	62.24%	61.43%

Percentage of Collateral by Prepayment Restriction (cont’d) (%) (1)(2)(3)

Prepayment Restrictions	Nov-17
Locked Out	0.00%
Yield Maintenance Total	0.00%
Penalty Points Total	0.00%
Open	0.00%
TOTALS	0.00%
Pool Balance Outstanding	$0
% Initial Pool Balance	0.00%

Notes:

(1)	The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance.
(3)	Def/YM1 loans have been modeled as Yield Maintenance.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 1 – West Town Mall

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 1 – West Town Mall

KENTUCKY
VA
TENNESSEE
Knoxville
NC
Chattanooga
GEORGIA
West Town Mall
7600 Kingston Pike
Knoxville, TN 37919
Knoxville
Farragut
Louisville
Alcoa
Rockford
University of Tennessee
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 1 – West Town Mall

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 1 – West Town Mall

Loan Information
Mortgage Loan Seller:	GECC

Original Balance:	$210,000,000

Cut-off Date Balance:	$210,000,000

Shadow Rating (Fitch/S&P/DBRS):	NAP

Loan Purpose:	Refinance

First Payment Date:	December 1, 2007

Interest Rate:	6.3375%

Amortization:	Interest Only

ARD:	NAP

Hyperamortization:	NAP

Maturity Date:	December 1, 2017

Expected Maturity Balance:	$210,000,000

Sponsor(s):	Simon Property Group and Teachers Insurance and Annuity Association

Interest Calculation:	Actual/360

Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after June 1, 2017.

Loan per SF(1)(2):	$276.04

Up-front Reserves:	None

Ongoing Reserves:	None

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Property Sub-type:	Anchored

Location:	Knoxville, TN

Year Built/Renovated:	1972/1985 & 1998

Percent Leased(1)(2):	95.0%

Square Footage(1)(2):	760,760

The Collateral:	A super-regional shopping center

Ownership Interest:	Fee/Leasehold

Property Management:	Simon Management Associates, LLC

3rd Most Recent NOI (As of):	$17,294,799	(2005)

2nd Most Recent NOI (As of):	$17,921,401	(2006)

Most Recent NOI (As of):	$17,600,816	(TTM 08/31/2007)

U/W Net Op. Income:	$19,784,827

U/W Net Cash Flow:	$18,930,308

U/W Occupancy:	93.0%

Appraised Value:	$335,000,000

Cut-off Date LTV:	62.7%

Maturity Date LTV:	62.7%

DSCR:	1.40x

(1)	Sears operates under a long-term ground lease, with the West Town Mall Borrower as the lessor, that adds minimum economic value to the West Town Mall Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

(2)	Collateral square footage and all derivative calculations are based on the underwritten rent roll dated October 16, 2007 with the inclusion of three tenants totaling 4,709 square feet with leases that begin in November and December 2007.

The West Town Mall Loan

The Loan.    The largest loan (the “West Town Mall Loan”) as evidenced by the Promissory Note (the “West Town Mall Note”) is secured by a first priority fee/leasehold Deed of Trust (the “West Town Mall Mortgage”) encumbering the 760,760 square foot regional mall known as West Town Mall, located in Knoxville, Tennessee (the “West Town Mall Property”). The West Town Mall was originated on November 1, 2007 by or on behalf of General Electric Capital Corporation.

The Borrower.    The borrower is West Town Mall, LLC, a Delaware limited liability company (the “West Town Mall Borrower”) that owns no material asset other than the West Town Mall Property and related interests. The West Town Mall Borrower is affiliated with Simon Property Group (rated A-/A2/A- by S&P/Moody’s/Fitch) and Teachers Insurance and Annuity Association (“TIAA”), the sponsors of the West Town Mall Loan. Headquartered in Indianapolis, Indiana, Simon Property Group (NYSE: SPG) is the largest publicly traded retail real estate investment trust in North America. Founded in 1960, Simon Property Group focuses on the ownership, development, management and marketing of retail real estate through five platforms that include regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties, with a particular emphasis on regional malls. Simon currently owns or has an interest in 286 properties in the United States containing an aggregate of 201 million square feet of gross leasable area in 38 states plus Puerto Rico. As of December 31, 2006, Simon reported a net income available to common shareholders of $486 million, up 21% from 2005, and revenue of $3.3 billion.

Founded in 1918 and headquartered in New York, TIAA is a diversified, full-service institution that offers a variety of investment products and financial services including asset management, retirement services, insurance products and mutual funds, in addition to managing the retirement funds of over 15,000 institutions that operate in the academic, research, medical and cultural fields. TIAA serves approximately 3.2 million retirement participants. One of TIAA’s key investment vehicles is real estate investment; as of year-end 2006, TIAA’s real estate account held $14.3 billion of assets under management.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 1 – West Town Mall

The Property.    The West Town Mall Property is located in Knoxville, Tennessee, at 7600 Kingston Pike. The West Town Mall Property was originally constructed in 1972 and renovated/expanded in 1985 and 1998. It consists of a 1,333,292 square-foot, one-story enclosed super-regional mall, of which 760,760 square feet serve as collateral for the West Town Mall Loan. The West Town Mall Property is situated on approximately 103.03 acres, of which 65.323 are included in the West Town Mall Property, and includes 6,760 parking spaces. The West Town Mall Property is anchored by JCPenney, Dillard’s, Sears, Belk Men, Home & Kids and Belk Women. The JCPenney and Dillard’s stores are owned by J.C. Penney Company Inc. and Dillard’s Inc., respectively, and are not part of the collateral for the West Town Mall Loan. The collateral for the Sears store includes the underlying land but not the improvements, which are owned by Sears Holding Corporation. Belk is a recent addition to the West Town Mall Property, having acquired the former Proffitt’s space in July 2005 and converted the space to a Belk Women in March 2006. Belk also purchased the former Parisian space as part of a corporate acquisition in October 2006. In September 2007, the upper level of the former Parisian space was rebranded as a Belk Home Store while the lower level was converted into Belk Men & Kids. As of fiscal year-end 2006, Belk Women reported sales of $188 per square foot and Parisian (now Belk Men, Home & Kids) reported sales of $106 per square foot. Dillard’s, Sears and JCPenney do not report sales. Based on the underwritten rent roll dated October 16, 2007, the West Town Mall Property exhibited 97.2% occupancy inclusive of non-owned tenants, 95.0% occupancy for collateral space and 90.0% occupancy for inline, food court and kiosk space. Based on trailing twelve months September 2007 sales, total sales for inline and other tenants were $471 PSF; average occupancy cost for inline and other tenants as of September 2007 was 12.0%.

The following tables present certain information relating to the anchor tenants at the properties in the West Town Mall Property:

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P)(1)	GLA	% of GLA	Collateral Interest	Operating Covenant Expiration	YE 2006 Sales PSF
Dillard’s(2)	Dillard’s, Inc.	BB/B1/BB	243,110	NAP	No	12/31/2050	NAP
Sears(2)(3) (Ground Lease)	Sears Holding Corporation	BB/Ba1/BB+	182,140	NAP	Yes	06/18/2021	NAP
Belk Women	Belk, Inc.	— / — / —	162,885	21%	Yes	01/31/2013	$188
JCPenney(2)	J.C. Penney Company Inc.	BBB/Baa3/BBB-	147,282	NAP	No	12/31/2050	NAP
Belk Men, Home & Kids	Belk, Inc.	— / — / —	144,000	19%	Yes	09/30/2014	$106
Total			879,417

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Dillard’s, Sears and JC Penney do not report sales.

(3)	The collateral for the Sears store consists of the underlying land, but not improvements, which are owned by Sears Holding Corporation. The ground lease under which Sears operates adds minimum economic value to the West Town Mall Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

The following table presents certain information relating to the major tenants at the West Town Mall Property:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF(2)(3)	% of NRSF	Annualized Underwritten Base Rent ($)(2)(3)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Belk Men, Home & Kids	— / — / —	144,000	19%	$1,360,800	8%	$9.45	09/30/2014
Belk Women	— / — / —	162,885	21%	$1,343,801	8%	$8.25	01/31/2013
Victoria’s Secret	— / Baa3/BBB-	15,181	2%	$607,240	3%	$40.00	01/31/2018
Regal Cinema(4)	B-/B2/BB-	78,023	10%	$600,000	3%	$7.69	11/30/2013
Total/Weighted Average		400,089	53%	$3,911,841	22%	$9.78

Other Tenants	Various	322,968	42%	$13,557,654	78%	$41.98	Various
Vacant Space	NAP	37,703	5%	$0	0%	$0.00	NAP
Total/Weighted Average		760,760	100%	$17,469,496	100%	$24.16

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Figures include three tenants totaling 4,709 square feet with leases that begin in November and December 2007.

(3)	Sears operates under a long-term ground lease, with the West Town Mall Borrower as a lessor, that adds minimum economic value to the West Town Mall Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

(4)	Regal Cinemas contains nine screens.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 1 – West Town Mall

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	Average Underwritten Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	18	$0.00	5%	5%	0%	0%
MTM	0	$0.00	0%	5%	0%	0%
2007	1	$318.00	0%	5%	0%	0%
2008	10	$43.31	2%	7%	5%	5%
2009	9	$44.82	3%	11%	6%	11%
2010	15	$43.68	4%	14%	7%	18%
2011	13	$47.81	3%	17%	6%	24%
2012	11	$39.58	4%	21%	7%	31%
2013	6	$9.96	34%	56%	15%	46%
2014	18	$17.63	24%	79%	18%	64%
2015	12	$41.10	5%	84%	9%	73%
2016	12	$41.96	5%	89%	10%	83%
2017 & Beyond	22	$37.26	11%	100%	17%	100%

(1)	Sears operates under a long-term ground lease, with the West Town Mall Borrower as lessor, that adds minimal economic value to the West Town Mall Property’s revenues. As a result, collateral square footage and all derivative calculations do not include square footage associated with the Sears parcel.

(2)	Figures include three tenants totaling 4,709 square feet with leases that begin in November and December 2007.

Escrows and Reserves.    Not required.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the West Town Mall Loan.

Property Management. The West Town Mall Property is managed by Simon Management Associates, LLC, an affiliate of one of the West Town Mall Loan’s sponsors. The management agreement is subordinate to the West Town Mall Loan.

Mezzanine Loan and Preferred Equity Interest.    The West Town Mall Borrower may incur future mezzanine financing subject to certain conditions, including but not limited to: (i) that no event of default has occurred and is continuing, (ii) the issuance of the mezzanine loan by one or more mezzanine lenders (collectively, the “West Town Mall Mezzanine Lenders”), each of which must be an institutional lender, (iii) maintenance of a DSCR (including mezzanine indebtedness) of no less than 1.10x and an LTV of no more than 80%, (iv) that the term of mezzanine loan is coterminous with or matures subsequent to the West Town Mall Loan, (v) execution of an intercreditor agreement by West Town Mall Mezzanine Lenders in connection with such mezzanine loan and the West Town Mall Loan, and (vi) execution of amendments to the West Town Mall loan documents to reflect the existence of the mezzanine loan.

Additional Secured Indebtedness (not including trade debts).    Not permitted.

Release of Parcels.    Not permitted.

Certain additional information regarding the West Town Mall Loan and the West Town Mall Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 2 – 60 Wall Street

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 2 – 60 Wall Street

60 Wall Street
60 Wall Street
New York, NY 10005
WORLD TRADE CENTER DEVELOPMENT SITE
PROPOSED FREEDOM TOWER
FINANCIAL DISTRICT
INSURANCE DISTRICT
BATTERY PARK CITY
BATTERY PARK
VESEY STREET
CHURCH STREET
FULTON STREET
CORTLAND STREET
LIBERTY STREET
CEDAR STREET
PINE STREET
WALL STREET
EXCHANGE PLACE
BROAD STREET
WEST STREET
WATER STREET
STATE STREET
PEARL STREET
MAIDEN LANE
JOHN STREET
FDR/SOUTH STREET VIADUCT
BROOKLYN BATTERY TUNNEL
ST. PAUL'S CHAPEL
222 BROADWAY
ONE LIBERTY PLAZA
LIBERTY PARK
FEDERAL RESERVE BANK
1 CHASE MANHATTAN PLAZA
2 CHASE MANHATTAN PLAZA
120 BROADWAY
140 BROADWAY
AMERICAN STOCK EXCHANGE
TRINITY CHURCH
NEW YORK STOCK EXCHANGE
FEDERAL HALL
TRUMP BLDG
70 PINE
60 PINE
180 MAIDEN LANE
REGENT WALL STREET HOTEL
DOWNTOWN BY PHILIPPE STARCK
60 BROAD
85 BROAD
HANOVER SQUARE
2 BROADWAY
CUSTOMS HOUSE
BOWLING GREEN
1 BATTERY PARK PLAZA
1 NEW YORK PLAZA
4 NEW YORK PLAZA
2 NEW YORK PLAZA
VIETNAM VETERANS PLAZA
STANDARD & POOR'S
PETER MINUIT PLAZA
STATEN ISLAND FERRY TERMINAL
BATTERY MARITIME BUILDING
GOVERNORS ISLAND FERRY
STATEN ISLAND FERRY
DOWNTOWN MANHATTAN HELIPORT
SOUTHBRIDGE TOWERS
ADMIRAL DEWEY PROMENADE
UPPER WEST SIDE
UPPER EAST SIDE
CENTRAL PARK
MIDTOWN
GARMENT DISTRICT
MURRAY HILL
GRAMERCY
WEST VILLAGE
GREENWICH VILLAGE
STUYVESANT TOWN
EAST VILLAGE
SOHO
LITTLE ITALY
CHINATOWN
LOWER EAST SIDE
TRIBECA
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
NEW JERSEY
NEW YORK
MAP © 2007 CARTIFACT, LOS ANGELES

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 2 – 60 Wall Street

Loan Information
Mortgage Loan Seller:	GECC
Original Balance(1):	$125,000,000
Cut-off Date Balance(1):	$125,000,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	August 1, 2007
Interest Rate:	5.771%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	July 1, 2017
Expected Maturity Balance(1):	$125,000,000
Sponsor(s):	Paramount Group, Inc. and Morgan Stanley Real Estate Special Situations Fund III, L.P.
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” date, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after April 1, 2017.

Loan per SF(1):	$569.06

Up-front Reserves:	None

Ongoing Reserves(2):	RE Tax:	Springing
	Insurance:	Springing

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Properties Type:	Office
Properties Sub-type:	Urban
Location:	New York, NY
Year Built/Renovated:	1988/NAP
Percent Leased(3):	100.0%
Square Footage:	1,625,483
The Collateral:	47-story “Class A” office building
Ownership Interest:	Fee

Property Management:	Paramount Group, Inc.

3rd Most Recent NOI (As of):	NAP
2nd Most Recent NOI (As of):	NAP
Most Recent NOI (As of):	NAP
U/W Net Op. Income:	$71,737,983
U/W Net Cash Flow:	$71,169,064
U/W Occupancy:	100.0%
Appraised Value:	$1,250,000,000
Cut-off Date LTV(1):	74.0%
Maturity Date LTV(1):	74.0%
DSCR(1):	1.31x

(1)	The subject $125,000,000 loan represents an approximately 13.5% pari passu interest of a $925,000,000 total mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $925,000,000 whole loan financing.

(2)	See “Escrows and Reserves” for specific details.

(3)	Percent Leased is based on the lease dated June 6, 2007.

The 60 Wall Street Loan

The Loan.    The second largest loan (the “60 Wall Street Loan”) as evidenced by the Promissory Note (the “60 Wall Street Note”) is secured by a first priority fee Deed of Trust (the “60 Wall Street Mortgage”) encumbering the 1,625,483 square foot “Class A” office building known as 60 Wall Street, located in New York, New York (the “60 Wall Street Property”). The 60 Wall Street Loan was originated on June 6, 2007 by or on behalf of German American Capital Corporation, an affiliate of the sole tenant at the 60 Wall Street Property. The 60 Wall Street Loan was used to acquire the 60 Wall Street Property for approximately $1.21 billion including closing costs. The 60 Wall Street Borrower retains approximately $285 million of hard equity in the property.

The Borrower.    The borrower is PGREF II 60 Wall Street, LP, a Delaware limited liability company (the “60 Wall Street Borrower”) that owns no material asset other than the 60 Wall Street Property and related interests. The 60 Wall Street Loan is sponsored by the Paramount Group, Inc. (62.3%) and Morgan Stanley Real Estate Special Situations Fund III, L.P. (37.7%) [an affiliate of the depositor, Morgan Stanley Mortgage Capital Holdings LLC, is a sponsor of this securitization and underwriter].

Founded in 1968, the Paramount Group, Inc. is a privately-held real estate firm, owned by the Otto family of Hamburg, Germany, which focuses on the acquisition, redevelopment and management of primarily “Class A” commercial office properties. Paramount is one of the largest owners of “Class A” office properties in Manhattan, primarily in the Midtown and Downtown Financial Districts, with a property portfolio that exceeds 8 million square feet of commercial office space. The Paramount Group’s corporate affiliations include Crate & Barrel, Otto Versand and ECE Projektmanagement GmbH.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 2 – 60 Wall Street

The Morgan Stanley Real Estate Special Situations Fund III, L.P. is a global real estate fund dedicated to passive, minority real estate investments with over $2.24 billion of equity managed. The fund directs investment to three principal global markets – growth, developed and distressed – with half of portfolio exposure being allocated to growth markets and the rest of portfolio exposure divided evenly between developed and distressed markets. The fund is managed by Morgan Stanley Real Estate, a division of Morgan Stanley (NYSE: MS; rated AA-/Aa3/AA- by S&P/Moody’s/Fitch), which operates on three principal platforms: Banking, Investing and Lending. Morgan Stanley Real Estate commenced investing in real estate assets in 1991 and currently has $68 billion in assets under management.

The Property.    The 60 Wall Street Property is located in New York, NY, at 60 Wall Street in the Financial East submarket of Downtown Manhattan. It consists of a 1,625,483 square foot, 47-story, granite and glass “Class A” office building situated on a 53,632 square foot parcel of land. The 60 Wall Street Property was originally constructed in 1988 to serve as the headquarters of J.P. Morgan Bank. Following the merger of J.P. Morgan with Chase Manhattan, the 60 Wall Street Property was sold to the Deutsche Bank AG New York Branch (“DB”) in September 2001. DB has utilized the property as its North American headquarters since shortly after the purchase. The Deutsche Bank AG New York branch (rated Aa1 by Moody’s) is a subsidiary company of Deutsche Bank (NYSE: DB; rated AA/ Aa1/AA- by S&P/Moody’s/Fitch), which is a global financial services firm with 75,140 employees in 75 countries. Deutsche Bank has a market capitalization exceeding $63 billion as of September 2007.

The 60 Wall Street Property square footage breakdown consists of the following: (i) 46 above-ground stories of office space, excluding the lobby area, with floors 2 through 4 of the 60 Wall Street Property housing DB’s trading floor comprising 143,872 square feet with a seating capacity of over 1,500; (ii) a lobby/security area on the first floor containing 46,562 square feet; and (iii) three below-grade stories that hold a mailroom/copy center, storage areas and a 54,669 square foot full-service cafeteria. Floor plates range from 53,255-59,500 square feet on floors 2 through 4 and from 30,393—34,624 square feet on floors 5 through 47. The 60 Wall Street Property also features 3,990 square feet of retail space within an atrium that is accessible to the public, 24-hour security surveillance with electronic key code ingress systems to tenant spaces and on-site entry to the 2/3 subway lines.

The 60 Wall Street Property is situated on the north side of Wall Street, between William and Pearl Streets and is close to various public transportation networks including the 2, 3, 4, 5, 6, A, C, J and Z subway lines, numerous bus lines, the Staten Island Ferry, the New Jersey PATH and various water taxis/ferries to New Jersey, Brooklyn and Yonkers.

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)(2)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)(2)	Lease Expiration
Deutsche Bank AG New York Branch	AA-/Aa1/AA	1,625,483	100.0%	$71,737,983	100.0%	$44.13	06/05/2022
Total/Weighted Average		1,625,483	100.0%	$71,737,983	100.0%	$44.13

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Represents the rent average for the 15 year lease term, as described herein under “The Lease” section.

The Lease.    The 60 Wall Street Property is 100% leased to the Deutsche Bank AG New York Branch under a sales-leaseback transaction for a duration of 15 years with 10% rent step-ups occurring every five years and five, 5-year renewal options at fair market rent. Notice periods for exercise of renewal options are 24 months prior to the end of the lease or extension period. At the commencement of the lease, the base rent starts at $40.00 per square foot on an absolute net basis. Under the lease provisions, the landlord is obligated to maintain the core and shell of the 60 Wall Street Property while DB is responsible for the maintenance of the property improvements and fixtures. DB is also liable for the 60 Wall Street Property’s operating expenses, real estate taxes, insurance and capital expenditures. DB retains the right to require the landlord to sublease part of the leased space, which right may be exercised by giving notice during (i) the period commencing on the fifth anniversary of the lease term up to and including the sixth anniversary of the lease term (the “First Leaseback Option”) and (ii) the period commencing on the tenth anniversary of the lease term up to and including the eleventh anniversary of the lease term (the “Second Leaseback Option”), subject to certain conditions contained in the lease. Under the First Leaseback Option, DB may require the landlord to sublease up to 150,000 square feet of office space. Under the Second Leaseback Option, DB may require the landlord to sublease up to 300,000 square feet of office space inclusive of any space subleased under the First Leaseback Option. The leaseback space is limited to office space located above the seventh floor of the 60 Wall Street Property. Lease assignment or the subletting of the premises is also permitted with the lease remaining fully enforceable against DB. The lease may be terminated by the landlord upon both monetary or non-monetary default by the tenant, seizure of the property through eminent domain or extensive damage to or destruction of the property. DB may terminate the lease upon condemnation or casualty, provided that the borrower elects not to rebuild the 60 Wall Street Property.

Period	Square Footage	Average Base Rent per SF Rolling	Annual Rental Income
Years 1-5	1,625,483	$40.00	$65,019,320
Years 6-10	1,625,483	$44.00	$71,521,252
Years 11-15	1,625,483	$48.40	$78,673,377
Average		$44.13	$71,737,983

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 2 – 60 Wall Street

Escrows and Reserves.    The 60 Wall Street Borrower is required to maintain tax and insurance reserves upon the termination of the DB lease and when the DSCR is less than 1.10x for the immediately preceding 12 months (a “60 Wall Street Reserve Event”). Upon the occurrence and continuance of a 60 Wall Street Reserve Event, the 60 Wall Street Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account one-twelfth of the total annual amount monthly.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the 60 Wall Street Loan. The management agreement is subordinate to the 60 Wall Street Loan.

Property Management.    The 60 Wall Street Property is managed by Paramount Group, Inc., which is an affiliate of one of the 60 Wall Street Loan’s sponsors.

Mezzanine Loan and Preferred Equity Interest.    The limited partners of the limited partners of the 60 Wall Street Borrower (other than Paramount or any affiliate of Paramount) are permitted to incur mezzanine financing that is secured by no greater than 49% of their equity interests in the 60 Wall Street Borrower, provided that (i) no event of default has occurred and is continuing; (ii) the mezzanine lender has entered into an intercreditor agreement and standstill agreement with the senior lender; (iii) the mezzanine debt is subordinate to the 60 Wall Street Loan; and (iv) rating agency confirmation and a non-consolidation opinion have been delivered.

Additional Secured Indebtedness (not including trade debts).    The 60 Wall Street Loan represents an approximately 13.5% pari passu interest in a $925,000,000 total mortgage loan (the “60 Wall Street Whole Loan”). The 60 Wall Street Whole Loan is secured by the 60 Wall Street Property, on a pari passu basis, with twelve other A Note mortgage loans. Such other A Note mortgage loans are referred to in this prospectus supplement as the “60 Wall Street Companion Loans.” The 60 Wall Street Companion Loans consist of the following: (i) the “A-1” note (representing 30.81% of the 60 Wall Street loan), which has been securitized and is currently owned by the COMM 2007-C9 Mortgage Trust, (ii) the “A-3” note (5.41%), which is currently owned by Hypo Real Estate Capital Corporation or an affiliate thereof, (iii) the “A-4” note (1.95%), which is currently owned by Prima Capital Advisors, LLC or an affiliate thereof; (iv) the “A-5” note (3.24%), which is currently owned by Deutsche Hypothekenbank or an affiliate thereof; (v) the “A-6” note (0.76%), which is currently owned by Prima Capital Advisors, LLC or an affiliate thereof; (vi) the “A-7” note (14.05%), which is currently owned by Capmark Bank or an affiliate thereof, that is anticipated to be deposited into the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5; (vii) the “A-8” note (3.24%), which is currently owned by DekaBank Deutsche Girozentrale or an affiliate thereof; (viii) the “A-9” note (3.78%), which is currently owned by Dusseldorfer Hypothekenbank AG or an affiliate thereof; (ix) the “A-10” note (6.49%), which is currently owned by Landesbank Hessen-Thuringen Girozentrale or an affiliate thereof; (x) the “A-11” note (6.49%), which is currently owned by Nord/LB New York Branch or an affiliate thereof; (xi) the “A-12” note (6.49%), which is Bayerische Landesbank, New York Branch or an affiliate thereof and (xii) the “A-13” note (3.78%), which is currently owned by DekaBank Deutsche Girozentrale or an affiliate thereof. Each of the “A-3” through “A-13” notes may be sold or transferred by its respective current owner at any time. Only the 60 Wall Street Loan is included in the trust. The pooling and servicing agreement of the COMM 2007-C9 Mortgage Trust securitization will govern the servicing of the 60 Wall Street Loan. See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans—60 Wall Street Pari Passu Loan” in the prospectus supplement.

Release of Parcels.    Not allowed.

Terrorism Insurance.    The 60 Wall Street Borrower is required, in accordance with the related loan documents, if commercially available, to maintain insurance against perils and acts of terrorism, provided that such insurance is available and that the total annual premium payable by the 60 Wall Street Borrower does not exceed $4,000,000 per year. However, the maximum cap of $4,000,000 may be increased subject to: a review of policy limits maintained on comparable buildings or an increase in the policy limits for terrorism insurance as required by the rating agencies. The 60 Wall Street Borrower’s obligation to maintain the insurance required in the loan documents is suspended for so long as DB satisfies the insurance requirements under the lease.

Certain additional information regarding the 60 Wall Street Loan and the 60 Wall Street Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

[THIS PAGE INTENTIONALLY LEFT BLANK]

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 3 – Easton Town Center

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 3 – Easton Town Center

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Easton Town Center
160 Easton Town Center
Columbus, OH 43219
Powell
Westerville
Dublin
Worthington
Hilliard
Upper Arlington
Columbus
Gahanna
New Albany
Bexley
Whitehall
Reynoldsburg
Obetz
Groveport
Canal Winchester
OUTERBELT
WEST FWY
EAST FWY
NORTHEAST FWY
NORTH FWY
NEW ALBANY EXPY
OHIO STATE UNIVERSITY AIRPORT
PORT COLUMBUS INTL
RICKENBACKER INTERNATIONAL
Lewis Center
Powell
Westerville
Dublin
Worthington
Minerva Park
Plain City
New Albany
Hilliard
Upper Arlington
Gahanna
Grandview Heights
Bexley
Whitehall
Columbus
Reynoldsburg
FRANKLIN
Urbancrest
Obetz
Grove City
Groveport
Pickerington
Big Plain
Harrisburg
Canal Winchester
Orient
Lockbourne
Lithopolis
Darby
Commercial Point
Mount Sterling
South Bloomfield
Ashville
Royalton

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 3 – Easton Town Center

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 3 – Easton Town Center

Loan Information
Mortgage Loan Seller:	MSMCH
Original Balance(1):	$110,000,000
Cut-off Date Balance(1):	$110,000,000
Shadow Rating (Fitch/S&P/DBRS):	BBB-/BBB/BBB (low)
Loan Purpose:	Refinance
First Payment Date:	September 8, 2007
Interest Rate:	6.115%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	August 8, 2017
Expected Maturity Balance(1):	$110,000,000
Sponsor:	Limited Brands Inc., The Georgetown Company and Steiner + Associates
Interest Calculation:	Actual/360
Call Protection:	Prepayment is permitted at the greater of 1% and yield maintenance 6 months after the origination date. Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium on or after February 8, 2017.
Loan per SF(1):	$215.06

Up-front Reserves:	None

Ongoing Reserves:	None

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Property Sub-type:	Anchored
Location:	Columbus, OH

Year Built/Renovated:	1999, 2001/2004
Percent Leased(2):	93.8%
Square Footage:	1,301,992
The Collateral:	Open-air mall
Ownership Interest:	Fee

Property Management:	Steiner + Associates

3rd Most Recent NOI (As of):	$22,859,144	(2004)
2nd Most Recent NOI (As of):	$24,196,435	(2005)
Most Recent NOI (As of):	$27,750,948	(2006)
U/W Net Op. Income:	$30,718,101
U/W Net Cash Flow:	$28,660,796
U/W Occupancy:	93.8%
Appraised Value:	$580,000,000
Cut-off Date LTV(1):	48.3%
Maturity Date LTV(1):	48.3%
DSCR(1):	1.65x

(1)	The subject $110,000,000 loan represents a 39.3% pari passu interest in the $280,000,000 senior portion of a $405,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $280,000,000 senior financing.

(2)	Percent Leased is based on the rent roll dated May 1, 2007.

The Easton Town Center Loan

The Loan. The third largest loan (the “Easton Town Center Loan”) as evidenced by the Promissory Notes is secured by a first priority fee Mortgage and Security Agreement (the “Easton Town Center Mortgage”) encumbering the 1,301,992 square foot open-air mall known as Easton Town Center, located in Columbus, Ohio (the “Easton Town Center Property”). The Easton Town Center Loan was originated on July 25, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

The Borrower. The borrower is Easton Town Center II, LLC, a Delaware limited liability company (the “Easton Town Center Borrower”) that owns no material asset other than the Easton Town Center Property and related interests. The Easton Town Center Borrower is a wholly-owned, direct subsidiary of Limited Brands Inc., The Georgetown Company and Steiner + Associates, the sponsors of the Easton Town Center Loan. Limited Brands Inc. is one of the largest retailers in the United States and operates over 3,700 stores under the Express, Victoria’s Secret, Bath & Body Works and La Senza brand names. The Georgetown Company is a real estate developer that develops, owns and manages over 15,000,000 square feet of office, retail, residential and recreational space in the United States. Steiner + Associates specializes in development and management of malls similar to the Easton Town Center Property.

The Property. The Easton Town Center Property is located in Columbus, Ohio, at 160 Easton Town Center, in a 1,300 acre, master-planned development, which features office, multi-family and hotels in addition to the Easton Town Center Property. The Easton Town Center Property was developed in two phases in 1999 and 2001 and renovated in 2004. It consists of a 1,301,992 square foot, open-air mall with 19 buildings and contains 303,270 square feet of major tenants, a 134,000 square foot 30-screen cinema, 403,887 square feet of inline, food court and kiosk space and 223,506 square feet of office space and 87,671 square feet ground leased to Lifetime Fitness. The Easton Town Center Property is situated on approximately 93 acres and includes 3,375 parking spaces. The

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 3 – Easton Town Center

Easton Town Center Property is anchored by Macy’s (240,000 square feet, $54,200,000 sales in 2006, 0.2% occupancy costs), Nordstrom (167,000 square feet, $50,414,210 sales in 2006, 0.1% occupancy costs) and Lifetime Fitness (87,671 square feet). The Macy’s and Nordstrom stores are not part of the collateral for the Easton Town Center Loan. Lifetime Fitness is a tenant pursuant to a ground lease. In the event that the Lifetime Fitness lease is terminated, the Easton Town Center Borrower will be required to execute a mortgage and security agreement in favor of the lender encumbering the Lifetime Fitness parcel under certain circumstances.

The following table presents certain information relating to the anchor tenants at the Easton Town Center Property:

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P)	GLA	Collateral Interest	YE 2006 Sales PSF
Macy’s	Macy’s Inc.	BBB/Baa2/BBB	240,000	No	$225.83
Nordstrom	Nordstrom Inc.	A-/Baa1/A	167,000	No	$301.88
Total			407,000

The following table presents certain information relating to the major tenants at the Easton Town Center Property:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
AMC-30	—/—/—	134,000	10%	$4,163,380	13%	$31.07	12/31/2019
Gameworks	—/—/—	37,588	3%	$841,971	3%	$22.40	06/30/2014
Crate & Barrel	—/—/—	33,780	3%	$700,030	2%	$20.72	01/31/2021
Barnes & Noble	—/—/—	34,991	3%	$656,948	2%	$18.77	08/31/2019
Victoria’s Secret	—/Baa3/BBB-	19,239	1%	$631,329	2%	$32.82	Various(2)
Container Store	—/—/—	25,426	2%	$584,798	2%	$23.00	02/28/2017
Gap Kids & Baby	BB+/Ba1/BB+	13,798	1%	$551,920	2%	$40.00	07/31/2017
HH Gregg	—/B1/—	37,413	3%	$539,870	2%	$14.43	01/31/2021
Forever 21	—/—/—	27,943	2%	$447,088	1%	$16.00	01/31/2013
Anthropologie	—/—/—	12,086	1%	$434,492	1%	$35.95	07/31/2011
Total/Weighted Average		376,264	29%	$9,551,826	30%	$25.39

Other Tenants	Various	845,544	65%	$21,928,084	70%	$25.93	Various
Vacant Space	NAP	80,184	6%	$0	0%	$0.00	NAP
Total/Weighted Average		1,301,992	100%	$31,479,910	100%	$24.18

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Victoria’s Secret occupies 5,509 square feet that expires on January 31, 2010 and 13,730 square feet that expires on January 31, 2012.

The following table presents certain information relating to the lease rollover at the Easton Town Center Property:

Lease Rollover Schedule
Year	# of Leases Rolling	Average Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	10	$0.00	6%	6%	0%	0%
2007	6	$31.73	0%	7%	1%	1%
2008	7	$15.71	2%	8%	1%	2%
2009	42	$24.75	7%	16%	8%	10%
2010	22	$24.27	7%	23%	7%	17%
2011	12	$31.60	4%	27%	5%	22%
2012	40	$32.89	15%	42%	21%	42%
2013	15	$28.65	5%	47%	6%	49%
2014	21	$22.74	9%	56%	8%	57%
2015	13	$23.33	5%	61%	5%	62%
2016	10	$28.84	2%	63%	3%	65%
2017 & Beyond	32	$22.91	37%	100%	35%	100%

Escrows and Reserves.    None.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 3 – Easton Town Center

Lockbox and Cash Management. A hard lockbox is in place with respect to the Easton Town Center Loan. The lockbox will be in place until the Easton Town Center Loan has been repaid in full.

Property Management. The Easton Town Center Property is managed by Steiner + Associates, which is a sponsor of the Easton Town Center Loan. The management agreement is subordinate to the Easton Town Center Loan.

Mezzanine Loan and Preferred Equity Interest. A special purpose entity owning the Easton Town Center Borrower formed in order to serve as a mezzanine borrower may obtain mezzanine financing, provided certain conditions are met, including: (i) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and to lender, (ii) the LTV will be no greater than 86%, (iii) the aggregate DSCR will be no less than 1.00x at all times (and if the mezzanine loan bears interest at a floating rate, the mezzanine loan documents require an interest rate cap to be maintained), and (iv) a rating agency confirmation of no downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group.

Additional Secured Indebtedness (not including trade debts). The Easton Town Center Loan represents a 39.3% pari passu interest in a $280,000,000 senior portion of the mortgage financing. The related pari passu interest in the amount of $170,000,000 has been securitized and is currently owned by Morgan Stanley Capital I Trust, 2007-TOP28 trust. The pari passu interests in the mortgage financing are governed by an intercreditor agreement and will be serviced pursuant to the terms of the TOP28 pooling and servicing agreement. The Easton Town Center Property is additionally encumbered by a B-note and a C-note with an original principal balance as of the Cut-off Date of $75,000,000 and $50,000,000, respectively, which are not included in the trust. Each are coterminous with the Easton Town Center Loan. See “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans—Easton Town Center Pari Passu Loan.”

The Easton Town Center Borrower may obtain loans or advances from direct or indirect owners of the Easton Town Center Borrower so long as such indebtedness (i) is unsecured, (ii) is fully subordinated to the Easton Town Center Loan, (iii) is non-recourse to the Easton Town Center Borrower and its assets, including the Easton Town Center Property, (iv) is payable only to the extent there is net cash flow is available after payments required under the Easton Town Center Loan, (v) is made solely to finance costs and expenses related to operation of the Easton Town Center Property, (vi) provides that any vote on account of a claim arising with respect to a bankruptcy proceeding involving the Easton Town Center Borrower will be irrevocably assigned to lender, (vii) contemplates that no direct or indirect owner of the Easton Town Center Borrower will enforce its remedies to collect such affiliate loan while the Easton Town Center Loan is outstanding, (viii) in the aggregate does not exceed 10% of the outstanding principal balance of the Easton Town Center Loan, and (ix) includes a non-consolidation opinion.

Release of Parcels. The Easton Town Center Borrower may obtain a release of up to 15,000 square feet of net rentable area of income-producing portions of the Easton Town Center Property subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to, the following: (i) the Easton Town Center Borrower delivers a rating agency confirmation that the partial release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates and any other securities secured by an interest in the Easton Town Center Loan Group, (ii) the Easton Town Center Borrower delivers either (a) a REMIC opinion or (b) an appraisal indicating the remaining property will have a value at least equal to the outstanding principal balance of the Easton Town Center Loan following such release, (iii) payment of a prepayment premium equal to the greater of yield maintenance and 1%, and prepayment of a portion of the Easton Town Center Loan such that the DSCR after such release equals or exceeds the greater of (a) the DSCR on the loan closing date and (b) the DSCR immediately prior to such release. However, if the DSCR prior to and immediately after such release is greater than and or equal to 1.20x, the Easton Town Center Borrower will not be required to make a prepayment.

Certain additional information regarding the Easton Town Center Loan and the Easton Town Center Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 4 – Hilton Daytona Beach

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 4 – Hilton Daytona Beach

Hilton Daytona Beach
100 North Atlantic Avenue
Daytona, FL 32118
Ormond Beach
Holly Hill
Daytona Beach
South Daytona
Atlantic Ocean
Halifax River
Gainesville
St. Augustine
Palatka
Daytona Beach
Ocala
De Land
Deltona
Leesburg
Orlando
Brooksville
Titusville
Kissimmee
Cocoa
Cocoa Beach
Melbourne
Haines City
Tampa
Lakeland
Winter Haven
Bartow
MAPS © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 4 – Hilton Daytona Beach

Loan Information
Mortgage Loan Seller:	PCF II
Original Balance:	$94,730,000
Cut-off Date Balance:	$94,730,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	December 1, 2007
Interest Rate:	6.510%
Amortization:	Interest only through November 1, 2012. Principal and interest payments of $599,381.17 beginning December 1, 2012 through the maturity date.
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	November 1, 2017
Expected Maturity Balance:	$89,291,932
Sponsor(s):	General Electric Pension Trust; Pyramid Advisors LLC
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after October 1, 2017.
Loan per Room:	$127,325.27

Up-front Reserves:	Deferred Maintenance:	$60,000
	Debt Service(1):	$8,878,202 LOC

Ongoing Reserves:	RE Tax(1):	Springing
	Insurance(1):	Springing
	FF&E(1):	$127,957/month

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Property Sub-type:	Full Service
Location:	Daytona Beach, FL
Year Built/Renovated:	1988/2002 & 2004-2005
Percent Leased(2):	64.4%
Rooms:	744
The Collateral:	A full service hotel located in Daytona Beach, FL
Ownership Interest:	Fee/Leasehold

Property Management:	Pyramid Acquisition Management LLC

3rd Most Recent NOI (As of)(3):	-$2,325,578	(2005)
2nd Most Recent NOI (As of):	$2,721,553	(2006)
Most Recent NOI (As of):	$2,943,235	(TTM 09/30/2007)
U/W Net Op. Income:	$9,430,084
U/W Net Cash Flow:	$8,278,467
U/W Occupancy:	67.9%
Appraised Value:	$150,300,000
Cut-off Date LTV:	63.0%
Maturity Date LTV:	59.4%
DSCR:	1.15x

(1)	See “Escrows and Reserves” for specific details.

(2)	Percent Leased is based on the occupancy report dated August 22, 2007.

(3)	The Hilton Daytona Beach Property was affected by 3 different hurricanes in 2004. The Daytona Beach Hotel Property was closed beginning October 1, 2004 partially opened on January 31, 2005, and returned to full capacity in January 2006 once all repairs and renovations were complete. Additionally, the cost to insure the property increased dramatically on temporary basis, but has returned to a more stabilized level.

The Hilton Daytona Beach Loan

The Loan.    The fourth largest loan (the “Hilton Daytona Beach Loan”) as evidenced by the Secured Promissory Note (the “Hilton Daytona Beach Note”) is secured by a first priority fee/leasehold Mortgage and Security Agreement and Assignment of Leases and Rents (the “Hilton Daytona Beach Mortgage”) encumbering the 744 room, full service hospitality property located in Daytona Beach, Florida (the “Hilton Daytona Beach Property”). The Hilton Daytona Beach Loan was originated on October 5, 2007 by or on behalf of Principal Commercial Funding II, LLC.

The Borrower.    The borrower is GEPA Hotel Owner Daytona Beach LLC (the “Hilton Daytona Beach Borrower”), which is 100% owned by GEPA Hotel Owner Venture, LLC. The GEPA Hotel Owner Venture, LLC is comprised of 3% ownership by Pyramid Acquisition Fund I-A, LLC with Pyramid Advisors LLC as its sole member and 97% ownership by GEPT GEPA Hotel Owner Portfolio LLC with General Electric Pension Trust (GEPT) as sole member.

General Electric Asset Management Incorporated (GEAM), a wholly owned subsidiary of General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds in excess of $197 billion.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 4 – Hilton Daytona Beach

The Property.    The Hilton Daytona Beach Property is a 16-story, 744 room full service lodging facility that opened in 1988 and was renovated in 2002 and 2004-2005. The Hilton Daytona Beach Property’s room breakdown is as follows: 505 Queen/Queen, 139 King, 39 Queen, 32 suites, and 29 cabanas. The subject hotel has approximately 60,000 square feet (indoor and outdoor) of flexible meeting space offered through 32 individual meeting rooms. Food and beverage amenities include seven restaurants and lounges including room service, sports bar, pool bar and full service dining. A new Hyde Park Prime Steak House will be opening in the hotel in November 2007. Other amenities include: 2 pools, sauna and hot tubs, two fitness centers, 4-treatment room spa, gift shop, business center, and D-Dawg’s Kidzone Club and children’s pool. Parking is available for 791 vehicles onsite and via a long-term leased site with the City. The hotel site encompasses 7.14 acres. Guestrooms feature an entertainment armoire with 25” television and dresser, a work desk with chair, an armchair, bedside tables, lighting fixtures, and a coffeemaker, as well as an iron and ironing board. In-room amenities include wireless, high-speed Internet access and a telephone with voicemail and data port. Suites are available for a premium rate and feature a larger living space. Guestroom renovations included new case goods, softgoods, carpeting and wall decor in 2005.

The Hilton Daytona Beach Property is located at 100 North Atlantic Avenue, Daytona Beach, Florida. Daytona Beach is at the juncture of the east/west Interstate 4 and the north/south Interstate 95. The Hilton Daytona Beach Property is located in the heart of Ocean Walk Village and Shoppes, and is located across the street from the Ocean Convention Center and Peabody Auditorium. The hotel is located two blocks north of Main Street, the Pier and the Boardwalk.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR:

SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
	Competitive Set (1)			Hilton Daytona Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2005	81.1%	$123.93	$100.45	45.0%	$145.05	$65.32	55.5%	117.0%	65.0%
2006	68.6%	$151.09	$103.60	66.6%	$150.51	$100.29	97.1%	99.6%	96.8%
TTM 07/2007	61.8%	$143.99	$88.92	64.4%	$142.36	$91.74	104.2%	98.9%	103.2%

(1)	Data Provided by Smith Travel Research. Competitive set includes the following: La Playa Resort; The Shores Resort & Spa; Holiday Inn Daytona Beach; Hilton Garden Inn Daytona Beach Airport; Courtyard Daytona Beach Airport

Escrows and Reserves.    At loan closing, the Hilton Daytona Beach Borrower posted a letter of credit in the total amount of $8,878,202 (the “Debt Service LOC”). The Debt Service LOC will be released to the Hilton Daytona Beach Borrower on or after January 1, 2008 upon the satisfaction of certain conditions, including a DSCR at least equal to 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue. The Hilton Daytona Beach Borrower shall deposit with lender on a monthly basis an amount equal to 1/12th of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for Lodging Industry) or (ii) the annual amount required by the management agreement into a furniture, fixture and equipment escrow. Upon the occurrence of an event of default or in the event the DSCR calculated net of the amount of the Debt Service LOC falls below 1.00x for three consecutive months, the Hilton Daytona Beach Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the Hilton Daytona Beach Loan.

Property Management.    The Hilton Daytona Beach Property is managed by Pyramid Acquisition Management LLC (Pyramid) which is an affiliate of the Hilton Daytona Beach Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. The company currently manages 36 hotel properties totaling over 11,100 hotel rooms located in 17 states throughout the U.S.

Mezzanine Loan and Preferred Equity Interest.    Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the Hilton Daytona Beach Loan will not result in an aggregate LTV greater than 63% and DSCR less than 1.15x; (ii) the senior lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with mezzanine lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings resulting from the mezzanine financing.

Additional Secured Indebtedness (not including trade debts).    Not allowed.

Release of Parcels.    Not allowed.

Certain additional information regarding the Hilton Daytona Beach Loan and the Hilton Daytona Beach Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

15155 Northam Street
La Mirada, CA

11955 E Peakview Avenue
Centennial, CO

11994 Livingston Road
Manassas, VA

300 Lawrence Drive
Livermore, CA

22

7598 NW 6th Avenue
Boca Raton, FL

7801 Statesville
Charlotte, NC

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

CANADA
BC
Vancouver
Victoria
Calgary
AB
Saskatoon
SK
Regina
MB
Winnipeg
ON
Moosonee
QC
Quebec
Montreal
Ottawa
Toronto
NB
St John
Sept-Iles
ME
Seattle
Olympia
WA
Portland
OR
ID
MT
WY
ND
SD
MN
Minneapolis
WI
Milwaukee
MI
Detroit
IA
NE
Chicago
IL
IN
Cincinnati
OH
Cleveland
PA
Pittsburgh
Baltimore
Washington D.C.
NY
Buffalo
Newark
New York
Philadelphia
Boston
VT
NH
MA
CT
RI
NJ
MD
WV
VA
Norfolk
KY
NC
Charlotte
SC
TN
Memphis
Atlanta
GA
AL
MS
AR
LA
New Orleans
FL
Jacksonville
Tampa
Miami
MO
St. Louis
Kansas City
KS
Oklahoma City
OK
TX
Dallas
San Antonio
Houston
El Paso
NM
AZ
Phoenix
CO
Denver
UT
Salt Lake City
NV
Las Vegas
CA
Los Angeles
San Diego
Sacramento
San Fran.
San Jose
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
MEXICO
Chihuahua
Monterrey
Mazatlan
Tampico
Merida
Havana
CUBA
MAP © 2007 CARTIFACT, LOS ANGELES

USFS INDUSTRIAL DISTRIBUTION PORTFOLIO

1	15155 Northam Street	La Mirada	CA	90638	20	950 South Shiloh Road & 1992 Forest Lane	Garland	TX	75042
2	120 Longs Pond Road	Lexington	SC	29072	21	111 Alliant Drive	Houston	TX	77032
3	7004 East Hanna Avenue	Tampa	FL	33610	22	755 Pierce Road	Clifton Park	NY	12065
4	1685 West Cheyenne Avenue	Las Vegas	NV	89032	23	40 Fort Lewis Boulevard	Salem	VA	24153
5	7801 Statesville Road	Charlotte	NC	28269	24	8000 Bavaria Road	Twinsburg	OH	44087
6	300 Lawrence Drive	Livermore	CA	94551	25	10410 South 50th Place	Phoenix	AZ	85044
7	4550 West Buckeye Road	Phoenix	AZ	85043	26	1 Quality Lane	Streator	IL	61364
8	8024 Telegraph Road	Severn	MD	21144	27	2850 Selma Highway	Montgomery	AL	36108
9	10211 North I-35 Service Road	Oklahoma City	OK	73131	28	5445 Spellmire Drive	Cincinnati	OH	45014
10	7598 NW 6th Avenue	Boca Raton	FL	33487	29	1350/1400 North 10th Street	Paducah	KY	42001
11	11994 Livingston Road	Manassas	VA	20109	30	1044/1045 Garden Street	Greensburg	PA	15601
12	1500 NC Highway 39	Zebulon	NC	27597	31	4601 32nd Avenue South	Grand Forks	ND	58201
13	28001 Napier Road	Wixom	MI	48393	32	5353 Nathan Lane North	Plymouth	MN	55442
14	11955 East Peakview Avenue	Centennial	CO	80111	33	125 Gardenville Parkway West	Cheektowaga	NY	14224
15	12301 Cumberland Road	Fishers	IN	46038	34	6315 John J Pershing Drive	Omaha	NE	68110
16	1899 North US Highway 1	Ormond Beach	FL	32174	35	3500 Saratoga Avenue	Bismarck	ND	58503
17	9605 54th Avenue North	Plymouth	MN	55442	36	333-340 North Claremont Avenue	Chicago	IL	60612
18	222 Otrobando Avenue P.O. Box 103	Norwich	CT	06360	37	2575 Virginia Avenue	Hurricane	WV	25526
19	W137 N9245 Highway 45	Menomonee Falls	WI	53051	38	345 Kino Drive	Tucson	AZ	85719

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

Loan Information
Mortgage Loan Seller:	MSMCH
Original Balance(1):	$89,754,338
Cut-off Date Balance(1):	$89,754,338
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	September 1, 2007
Interest Rate:	6.383%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	August 1, 2017
Expected Maturity Balance(1):	$89,754,338
Sponsor(s):	Kohlberg Kravis Roberts and Clayton, Dubilier & Rice

Interest Calculation:	Actual/360
Call Protection:	Locked out until the earlier of (i) the date on which the entire principal amount of the whole loan is securitized or (ii) August 1, 2008, then prepayable with the payment of the greater of yield maintenance or 3.0% until the date that is two years after the securitization of the last pari passu note from which date only defeasance is permitted. Prepayable without a premium from and after February 1, 2017.

Loan per SF(1):	$52.24

Up-front Reserves:	Base Rent:	$4,382,088
	Environmental Testing(2):	$2,556,875

Ongoing Reserves:	RE Tax:	Springing
	Insurance:	Springing
	Ground Rent:	Springing

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Portfolio of 38 assets

Property Type:	Industrial (37)/ Office (1)

Property Sub-type:	Warehouse (37)/ Suburban (1)

Location:	See table below

Year Built/Renovated:	See table below

Percent Leased(3):	100.0%

Square Footage:	9,042,097

The Collateral:	37 warehouse/distribution centers and 1 office

Ownership Interest:	Fee

Property Management:	U.S. Foodservice, Inc.

3rd Most Recent NOI (As of):	NAP

2nd Most Recent NOI (As of):	NAP

Most Recent NOI (As of):	NAP

U/W Net Op. Income:	$50,960,217

U/W Net Cash Flow:	$49,030,304

U/W Occupancy:	100.0%

Appraised Value:	$629,855,000

Cut-off Date LTV(1):	75.0%

Maturity Date LTV(1):	75.0%

DSCR(1):	1.60x

(1)	The subject $89,754,338 loan represents a 19.0% pari passu interest in a $472,391,250 mortgage loan. The whole loan consists of six pari passu notes and the subject loan is the A-5 note. Deutsche Mortgage & Asset Receiving Corporation, COMM 2007-C9 trust currently owns the $89,754,335 pari passu A-1 note; Citigroup Global Markets Realty Corp. currently owns the $89,754,338 pari passu A-2 note; Goldman Sachs Mortgage Company currently owns the $67,709,413 pari passu A-3 note; JPMorgan Chase Bank, N.A. currently owns the $67,709,413 pari passu A-4 note; and German American Capital Corporation currently owns the $67,709,413 pari passu A-6 note. It is anticipated that each pari passu note will be contributed to one or more future securitizations. See “The Loan” section herein for additional information. All LTV, DSCR and Loan per SF numbers in this table reflect the entire mortgage loan amount.

(2)	See “Escrows and Reserves” for specific details.

(3)	Based on the appraisal dated November 15, 2007.

The USFS Industrial Distribution Portfolio Loan

The Loan.    The fifth largest loan (the “USFS Industrial Distribution Portfolio Loan”) as evidenced by a Promissory Note is secured by first priority fee mortgages or deeds of trust (collectively, the “USFS Industrial Distribution Portfolio Mortgage”) encumbering 37 warehouse/distribution centers and 1 office building that total approximately 9,042,097 square feet, located in 25 states throughout the continental United States (the “USFS Industrial Distribution Portfolio”). The USFS Industrial Distribution Portfolio Loan was co-originated on July 3, 2007 by Morgan Stanley Mortgage Capital Holdings LLC and five other lenders set forth below.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

The USFS Industrial Distribution Portfolio Loan, evidenced by the A-5 note, is part of a $472,391,250 whole loan (the “USFS Industrial Distribution Portfolio Whole Loan”) that consists of the USFS Industrial Distribution Portfolio Loan and $382,636,912 of pari passu debt. The USFS Industrial Distribution Portfolio Whole Loan is split into six pari passu A-notes as follows: (i) the $89,754,338 USFS Industrial Distribution Portfolio Loan (19.0%) is currently owned by Morgan Stanley Mortgage Capital Holdings LLC and will be deposited to the trust, (ii) the $89,754,335 A-1 note (19.0%) owned by Deutsche Mortgage & Asset Receiving Corporation has been contributed to the COMM 2007-C9 trust, (iii) the $89,754,338 A-2 note (19.0%) owned by Citigroup Global Markets Realty Corp. has been contributed to the 2007-GG11 trust, (iv) the $67,709,413 A-3 note (14.3%) is currently owned by Goldman Sachs Mortgage Company, (v) the $67,709,413 A-4 note (14.3%) currently owned by JP Morgan Chase Bank, N.A. has been contributed to the JPMCC 2007-CIBC20 trust and (vi) the $67,709,413 A-6 note (14.3%) is currently owned by German American Capital Corporation. The respective rights of the holders of the pari passu A-notes and the USFS Industrial Distribution Portfolio Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool—The Non-Trust Serviced Pari Passu Loans—USFS Industrial Distribution Portfolio Pari Passu Loan.” The pooling and servicing agreement of the COMM 2007-C9 securitization will govern the servicing of the USFS Industrial Distribution Portfolio. It is anticipated that each pari passu A-note will be contributed to one or more future securitizations.

On July 3, 2007, Kohlberg Kravis Roberts and Clayton, Dubilier & Rice (the “Sponsors”) acquired 100% of the outstanding shares of capital stock of U.S. Foodservice, Inc. (“U.S. Foodservice”), a wholly-owned subsidiary of Koninklijke Ahold N.V. (“Ahold”). The total purchase price was approximately $7.3 billion, which was financed with a $4.979 billion debt financing and $2.25 billion of sponsor equity. The total debt commitment is split into $4.349 billion of non-CMBS financing comprised of asset-based lending cash, and various unsecured credit facilities. The remaining $630 million of debt is comprised of the USFS Industrial Distribution Portfolio Whole Loan (as defined above) and $169 million of floating rate CMBS debt net of closing costs. The USFS Industrial Distribution Portfolio Whole Loan was used by the borrower to acquire the 38 properties which comprise the USFS Industrial Distribution Portfolio Properties. The USFS Industrial Distribution Portfolio Properties were all simultaneously leased back by the borrower, as landlord, to U.S. Foodservice, Inc., as tenant, under an absolute triple-net 20-year unitary master lease. The borrower has $157.4 million of cash equity in the USFS Industrial Distribution Portfolio Properties. See “Tenant” and “Master Lease” below.

The Borrower.    The borrower, USF Propco I, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors (the “USFS Industrial Distribution Portfolio Borrower”). The USFS Industrial Distribution Portfolio borrower is sponsored by Kohlberg Kravis Roberts (50%) and Clayton, Dubilier & Rice (50%).

Kohlberg Kravis Roberts (“KKR”) is a private equity firm that was founded in 1976 and specializes in management buyouts. KKR has offices in New York, Menlo Park, London, Paris, Hong Kong and Tokyo, and implements an investment approach that is focused on acquiring business franchises and implementing value-creating strategies. Since its founding, KKR has completed more than 150 transactions with an aggregate value of over $279 billion.

Clayton, Dubilier & Rice (“CD&R”) is a private equity firm that was founded in 1978, and has acquired approximately 40 businesses primarily consisting of subsidiaries or divisions of large multi-business corporations. CD&R’s acquisitions represent a broad range of industries with an aggregate transaction value in excess of $50 billion. CD&R has substantial direct experience in the foodservice distribution industry having managed funds that owned Alliant Foodservice, Inc., a $7 billion foodservice distributor and Brakes, Europe’s largest broadline foodservice distributor.

The Property.    The USFS Industrial Distribution Portfolio Properties consist of 37 warehouse distribution centers and 1 office building comprising approximately 9,042,097 square feet located in 25 states throughout the continental United States. The USFS Industrial Distribution Portfolio Properties were built between 1948 and 2000 and are used to service approximately 250,000 customers ranging from independent establishments to large multi-national companies. The USFS Industrial Distribution Portfolio Properties are 100% leased to U.S. Foodservice, the second largest food distributor in the United States under a 20-year absolute triple net lease at an initial in-place rental rate of $5.82 per sq. ft. The USFS Industrial Distribution Portfolio Properties accounted for approximately 60% of U.S. Foodservice’s 2006 Four Wall EBITDAR (see footnote 1 to the second table below for the definition of “Four Wall EBITDAR”).

The USFS Industrial Distribution Portfolio Properties range in size from 19,346 sq. ft. to 504,627 sq. ft. with an average of approximately 237,950 sq. ft. A majority of the USFS Industrial Distribution Portfolio Properties are large multi-use warehouse distribution facilities with over 78.2% of the USFS Industrial Distribution Portfolio Properties over 200,000 sq. ft. On average, approximately 62% of the NRA of each of the USFS Industrial Distribution Portfolio Properties is utilized for dry storage (includes office and dock space) while the remaining NRA is utilized for warehouse cooler storage (17% of NRA) and warehouse freezer storage (21% of NRA). The USFS Industrial Distribution Portfolio Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

The USFS Industrial Distribution Portfolio Properties are located within close proximity to major metropolitan areas, and have easy access to major roadways. The USFS Industrial Distribution Portfolio Properties average 21.4 miles from each of their respective metropolitan statistical areas (“MSA”), enabling widespread regional service. Approximately 63.2% of the USFS Industrial Distribution Portfolio Properties are located within the top 50 MSAs in the United States.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

See tables below for additional information about the USFS Industrial Distribution Portfolio Properties:

Property Name	Location	MSA	Allocated Cut- Off Date Whole Loan Balance	Allocated Cut- Off Date Whole Loan Balance as a % of Total	Allocated Cut-Off Date Whole Loan Balance PSF	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value (1)	Appraised Value PSF
15155 Northam Street	La Mirada, CA	Los Angeles	$45,375,000	9.61%	$104	1995/2000,2005	436,739	$60,500,000	$139
120 Longs Pond Road	Lexington, SC	Columbia	$27,750,000	5.87%	$55	1988/1992, 2004	504,627	$37,000,000	$73
7004 E. Hanna Avenue	Tampa, FL	Tampa	$23,700,000	5.02%	$70	1989/2006	336,634	$31,600,000	$94
1685 W. Cheyenne Avenue	North Las Vegas, NV	Las Vegas	$23,250,000	4.92%	$76	1997	307,790	$31,000,000	$101
7801 Statesville Road	Charlotte, NC	Charlotte	$22,672,500	4.80%	$53	1992/1997	427,894	$30,230,000	$71
300 Lawrence Dr.	Livermore, CA	San Francisco	$21,525,000	4.56%	$65	1992/2002	330,250	$28,700,000	$87
4550 W. Buckeye Road	Phoenix, AZ	Phoenix-Mesa	$20,865,000	4.42%	$66	1989/1998	313,900	$27,820,000	$89
8024 Telegraph Road	Severn, MD	Baltimore	$19,800,000	4.19%	$57	1989/1998	346,271	$26,400,000	$76
10211 North I-35 Service Road	Oklahoma City, OK	Oklahoma City	$19,575,000	4.14%	$61	1999/2007	321,769	$26,100,000	$81
7598 NW 6th Avenue	Boca Raton, FL	Fort Lauderdale	$18,750,000	3.97%	$109	1993	172,200	$25,000,000	$145
11994 Livingston Road	Manassas, VA	Washington, DC	$17,925,000	3.79%	$62	1985/1995,1998,2007	287,080	$23,900,000	$83
1500 NC Hwy 39	Zebulon, NC	Atlanta	$16,762,500	3.55%	$43	1996/2007	394,065	$22,350,000	$57
28001 Napier Road	Wixom, Ml	Detroit	$13,500,000	2.86%	$47	1999	286,800	$18,000,000	$63
11955 E. Peakview Ave.	Centennial, CO	Denver	$12,825,000	2.71%	$34	1987/1998	381,032	$17,100,000	$45
12301 Cumberland Road	Fishers, IN	Indianapolis	$12,375,000	2.62%	$54	1998	229,062	$16,500,000	$72
1899 N U.S. Hwy 1	Ormand Beach, FL	Daytona Beach	$11,625,000	2.46%	$58	1986-1998	202,143	$15,500,000	$77
222 Otrobando Ave. P.O. Box 103	Norwich, CT	Hartford	$11,250,000	2.38%	$47	1948, 1995/1999	240,609	$15,000,000	$62
9605 54th Avenue North	Plymouth, MN	Minneapolis/St. Paul	$11,250,000	2.38%	$51	1986/1997, 2003	219,530	$15,000,000	$68
W137 N9245 Highway 45	Menomonee Falls, Wl	Milwaukee	$10,650,000	2.25%	$62	1982/1988	172,826	$14,200,000	$82
950 South Shiloh Road and 1992 Forest Lane	Garland, TX	Dallas	$10,125,000	2.14%	$28	1989/2007	357,370	$13,500,000	$38
111 Alliant Drive	Houston, TX	Houston	$9,900,000	2.10%	$59	2000	167,939	$13,200,000	$79
755 Pierce Road	Clifton Park, NY	Schenectady	$8,850,000	1.87%	$59	1986/1996	150,000	$11,800,000	$79
40 Fort Lewis Boulevard	Salem, VA	Roanoke	$8,850,000	1.87%	$25	1972/2002	356,178	$11,800,000	$33
8000 Bavaria Road	Twinsburg, OH	Cleveland	$8,287,500	1.75%	$49	1991/2005	167,575	$11,050,000	$66
10410 S. 50th Place	Phoenix, AZ	Phoenix-Mesa	$7,620,000	1.61%	$122	1985/2004	62,388	$10,160,000	$163
1 Quality Lane	Streator, IL	Chicago	$7,275,000	1.54%	$47	1978/1995	155,100	$9,700,000	$63
2850 Selma Highway	Montgomery, AL	Montgomery	$6,892,500	1.46%	$23	1965/1999	304,112	$9,190,000	$30
5445 Spellmire Drive	Cincinnati, OH	Cincinnati	$5,947,500	1.26%	$29	1988/1996	203,958	$7,930,000	$39
1350/1400 N. 10th Street	Paducah, KY	Paducah-McCraken	$5,568,750	1.18%	$36	1976/1998	155,994	$7,425,000	$48
1044/1045 Garden Street	Greensburg, PA	Pittsburgh	$5,445,000	1.15%	$17	1956/2006	323,900	$7,260,000	$22
4601 32nd Ave S	Grand Forks, ND	Grand Forks	$5,306,250	1.12%	$45	1994/2004	119,220	$7,075,000	$59
5353 Nathan Lane North	Plymouth, MN	Minneapolis	$4,181,250	0.89%	$52	1990/2007	79,855	$5,575,000	$70
125 Gardenville Parkway West	Cheektowaga, NY	Buffalo	$3,975,000	0.84%	$26	1970/1988, 1998	150,104	$5,300,000	$35
6315 John J Pershing Drive	Omaha, NE	Omaha	$3,225,000	0.68%	$30	1990/2003	107,000	$4,300,000	$40
3500 Saratoga Ave	Bismarck, ND	Bismarck	$2,887,500	0.61%	$44	1996/2006	65,800	$3,850,000	$59
333-340 Cleremont Avenue	Chicago, IL	Chicago	$2,700,000	0.57%	$57	1960/2007	47,700	$3,600,000	$75
2575 Virginia Avenue	Hurricane, WV	Charleston	$2,700,000	0.57%	$20	1969/1997-2001	137,337	$3,600,000	$26
345 Kino Drive	Tucson, AZ	Tucson	$1,230,000	0.26%	$64	1960/2001	19,346	$1,640,000	$85
Total/Weighted Average			$472,391,250	100.00%	$52		9,042,097	$629,855,000	$70

(1)	Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North I-35 Service Road (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion within the portfolio provides additional collateral for the loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

Property Name	% of Portfolio Four Wall EBITDAR(1)	2006 Sales per Sq. Ft.	Total Sq. Ft.	Dry Storage % of Sq. Ft.(2)	Cooler % of Sq. Ft.	Freezer % of Sq. Ft.	Ceiling Height (feet)(3)	Bay Doors
15155 Northam Street	5.78%	$1,179.93	436,739	57%	15%	27%	40	57
120 Longs Pond Road	11.14%	$1,204.24	504,627	50%	16%	35%	40	56
7004 E. Hanna Avenue	3.60%	$891.30	336,634	53%	23%	23%	35	34
1685 W. Cheyenne Avenue	4.32%	$1,255.98	307,790	65%	16%	19%	30	46
7801 Statesville Road	3.22%	$1,107.86	427,894	55%	21%	24%	40	67
300 Lawrence Dr.	5.27%	$1,500.47	330,250	62%	16%	22%	30	36
4550 W. Buckeye Road	4.66%	$1,286.98	313,900	58%	14%	28%	32	40
8024 Telegraph Road	2.60%	$1,109.30	346,271	59%	18%	23%	35	43
10211 North I-35 Service Road	2.95%	$871.60	321,769	63%	13%	24%	36	41
7598 NW 6th Avenue	0.78%	$861.43	172,200	59%	20%	21%	32	30
11994 Livingston Road	3.29%	$870.44	287,080	59%	21%	20%	43	42
1500 NC Hwy 39	6.66%	$1,082.52	394,065	64%	13%	23%	40	47
28001 Napier Road	1.91%	$1,192.35	286,800	59%	21%	20%	35	7
11955 E. Peakview Ave.	4.66%	$982.36	381,032	70%	20%	10%	35	39
12301 Cumberland Road	2.83%	$931.11	229,062	65%	14%	22%	28	36
1899 N U.S. Hwy 1	2.59%	$1,116.21	202,143	51%	17%	32%	27	46
222 Otrobando Ave. P.O. Box 103	0.86%	$741.90	240,609	81%	6%	13%	44	39
9605 54th Avenue North	3.03%	$1,318.02	219,530	70%	6%	24%	30	25
W137 N9245 Highway 45	0.37%	$591.92	172,826	57%	19%	24%	30	22
950 South Shiloh Road and 1992 Forest Lane	3.18%	$891.75	357,370	59%	15%	26%	27	28
111 Alliant Drive	0.91%	$854.43	167,939	54%	27%	19%	34	29
755 Pierce Road	3.14%	$1,631.52	150,000	47%	23%	31%	33	33
40 Fort Lewis Boulevard	4.56%	$958.93	356,178	60%	13%	27%	32	56
8000 Bavaria Road	1.21%	$1,048.76	167,575	46%	30%	24%	28	29
10410 S. 50th Place	-4.22%	NAP	62,388	NAP	NAP	NAP	NAP	NAP
1 Quality Lane	0.84%	$1,622.31	155,100	46%	29%	26%	27	26
2850 Selma Highway	5.61%	$1,440.65	304,112	62%	10%	27%	38	55
5445 Spellmire Drive	2.74%	$1,018.23	203,958	58%	15%	27%	35	30
1350/1400 N. 10th Street	1.37%	$1,077.68	155,994	63%	18%	19%	36	22
1044/1045 Garden Street	3.57%	$696.31	323,900	81%	6%	12%	30	30
4601 32nd Ave S	2.13%	$1,207.46	119,220	22%	23%	22%	31	11
5353 Nathan Lane North	NAP	NAP	79,855	100%	0%	0%	24	6
125 Gardenville Parkway West	0.92%	$979.20	150,104	67%	8%	25%	32	25
6315 John J Pershing Drive	0.75%	$1,240.96	107,000	63%	15%	22%	24	18
3500 Saratoga Ave	NAP	NAP	65,800	64%	22%	14%	31	12
333-340 Cleremont Avenue	1.07%	$2,217.80	47,700	40%	47%	13%	14	4
2575 Virginia Avenue	1.59%	$855.78	137,337	70%	9%	20%	32	17
345 Kino Drive	0.23%	$410.09	19,346	54%	41%	5%	16	2
Total/Weighted Average:	100.00%	$1,058.18	9,042,097	62%	17%	21%	30	32

(1)	Four Wall EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges. Total 2006 Four Wall EBITDAR for the portfolio properties was reported to equal approximately $473,736,454.

(2)	Dry Storage allocation includes dry storage, dock space and office space.

(3)	Ceiling height only applies to distribution space height.

Tenant.    U.S. Foodservice is the second largest foodservice distributor in the United States with $19.2 billion of net sales in 2006, and one of only two national broadline foodservice distributors. U.S. Foodservice serves geographical areas that represent over 90% of the country’s population. U.S. Foodservice operates more than 70 facilities with 27,000 employees and distributes food and related products to over 250,000 customers, including restaurants, hospitals, hotels, schools, the government and other establishments where food is prepared. Customers are served by a sales force of approximately 4,800 people with a separate sales force dedicated to the needs of national account customers. U.S. Foodservice offers an array of fresh, frozen, dry and non-food products with over 300,000 stock-keeping units (“SKU”) and a private label product portfolio encompassing 4,000 SKUs. U.S. Foodservice has approximately 6,000 suppliers and a private refrigerated transport fleet with more than 6,000 tractor trailers traveling over 250 million miles annually. Broadline is U.S. Foodservice’s primary segment and accounted for 85% of net sales for the fiscal year ending December 30, 2006. Broadline customers are primarily independently owned restaurants as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. The North Star business segment accounted for 15% of net sales for the fiscal year ending December 30, 2006. North Star primarily serves “National Chain Restaurant” customers, which are generally large multi-unit customers with a national presence in the casual dining and quick service restaurant categories.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

U.S. Foodservice has been in operation for over 150 years and through acquisition and growth, three companies (U.S. Foodservice, PYA/Monarch and Alliant Foodservice) emerged and became U.S. Foodservice. In 2000, Ahold entered the United States foodservice distribution industry through the acquisition of U.S. Foodservice and PYA/Monarch. In November 2001, Ahold acquired Alliant Foodservice and established U.S. Foodservice as the second largest broadline foodservice distribution company in the United States. In November 2006, Ahold cited limited near-term synergies between U.S. Foodservice and its retail operations, and decided to focus their resources and expertise wholly on the future growth of their retail businesses with the divestiture of U.S. Foodservice to the sponsors.

The commercial foodservice market has experienced uninterrupted annual growth every year since 1975, increasing at an average annual growth rate of over 6% for the past 30 years. The percentage of consumer spending in the foodservice market has increased steadily during this period and the shift is expected to continue as a result of rising disposable income, an increase in the number of restaurants, and favorable demographic trends such as an aging population base that spends more per capita at foodservice establishments.

Master Lease.    U.S. Foodservice is subject to a 20-year absolute triple-net unitary master lease (the “U.S. Foodservice Lease”) expiring on July 31, 2027 at an initial NNN base rent of $52,585,051 and an average NNN base rent of $55,214,304 during the term of the USFS Industrial Distribution Portfolio Loan. The lease is structured with contractual rent increases of 10% on the fifth, tenth, and fifteenth anniversary dates of the lease commencement date in July 2007. The contractual rental rate for the USFS Industrial Distribution Portfolio Properties was determined in accordance with the alternate use market rent for each USFS Industrial Distribution Portfolio Property as concluded by the appraisers. The lease does not contain any extension options or termination options. U.S. Foodservice is responsible for the payment of all real estate taxes, insurance premiums, operating expenses and capital expenditures.

The following table presents certain information relating to the USFS Industrial Distribution Portfolio Loan:

Base Lease Term Schedule of Rents
Period	Rentable SF	Rent PSF	Total NNN Base Rent
Years 1-5	9,042,097	$5.82	$52,585,051
Years 6-10	9,042,097	$6.40	$57,843,556
Years 11-15	9,042,097	$7.04	$63,627,911
Years 15-20	9,042,097	$7.74	$69,990,703

Escrows and Reserves.    At loan closing, the USFS Industrial Distribution Portfolio Borrower deposited $2,556,875 (representing 125% of the estimated costs) to cover environmental testing and any possible remediation (if found) with respect to various individual USFS Industrial Distribution Portfolio Properties. The environmental assessment recommended that certain additional tests be completed to assess underground storage tanks, oil water separators and other matters for which there has not been recently completed testing. However, there is no indication in the environmental assessment that there is any environmental contamination at these properties. The environmental escrow amount may be disbursed from time to time, provided that in no event may any allocated environmental testing amount (as identified on a property by-property basis) be reduced to less than 20% of such allocated environmental testing amount prior to the final installment.

On September 1, 2007, the borrower deposited $4,382,088 (the amount equal to one month of base rent under the U.S. Foodservice Lease) into a reserve account, to be held as additional collateral for the USFS Industrial Distribution Portfolio Loan. In addition, from and after the occurrence of an event of default under the USFS Industrial Distribution Portfolio Whole Loan, escrows will be required for (i) 1/12 of estimated annual real estate taxes, (ii) 1/12 of estimated annual insurance premiums and (iii) ground rent payable with respect to certain USFS Industrial Distribution Portfolio Properties.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the USFS Industrial Distribution Portfolio Whole Loan. The lockbox will remain in place until the USFS Industrial Distribution Portfolio Loan has been repaid in full.

Property Management.    The USFS Industrial Distribution Portfolio Properties are managed by U.S. Foodservice, Inc., the tenant under the U.S. Foodservice Lease.

Mezzanine Loan and Preferred Equity Interest.    Not allowed.

Additional Secured Indebtedness (not including trade debts).    The USFS Industrial Distribution Portfolio Mortgage also secures five other pasi passu notes with the aggregate principal balance as of the Cut-off Date of $382,636,912. See “—Loan” above.

Release of Parcels.    The USFS Industrial Distribution Portfolio Borrower is permitted to obtain a release of an individual property in connection with a sale of such property to a third party for fair market value, subject to the satisfaction of certain conditions, including, but not limited to: (i) the payment of a release price in an amount equal to the greater of (a) 90% of the net proceeds from such sale and (b) 110% of the allocated loan amount which prepayment must be accompanied by a yield maintenance premium, or from and after the expiration of the defeasance lockout period, instead effecting a partial defeasance (as set forth below), (ii) after giving effect to such release, the DSCR of the remaining USFS Industrial Distribution Portfolio Properties may not be less than the greater of (a) 80% of the DSCR immediately prior to such release and (b) the DSCR at loan closing, and (iii) after giving effect to such release, the LTV of the USFS Industrial Distribution Portfolio Properties may not be greater than the LTV at loan closing.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 5 – USFS Industrial Distribution Portfolio

At any time subsequent to the defeasance lockout period (which is the period commencing on the first day after the expiration of the prepayment lockout period and ending on the date that is 2 years after the date on which the entire principal amount of each pari passu note is securitized) and prior to the date that is 6 months prior to the maturity date, the USFS Industrial Distribution Portfolio Loan allows for a release of an individual property by defeasance, subject to the satisfaction of certain conditions, including, but not limited to: (i) the applicable conditions set forth in the immediately preceding paragraph regarding a property release are satisfied, (ii) the defeasance collateral has been deposited as set forth in the loan documents, and (iii) the lender has received a written confirmation from each rating agency that such defeasance will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of certificates.

Property Substitution.    The USFS Industrial Distribution Portfolio Borrower may substitute one or more similar fee owned or ground leased property for any of the USFS Industrial Distribution Portfolio Properties, subject to the satisfaction of certain conditions, including, but not limited to: (i) such substitution satisfies REMIC eligibility; (ii) after giving effect to such substitution, the DSCR is not less than the greater of (a) 80% of the DSCR immediately prior to such substitution and (b) the DSCR at loan closing; (iii) after giving effect to such substitution, the LTV is not greater than the lesser of (a) the LTV immediately prior to such substitution and (b) the LTV at loan closing, (iv) the lender has received a written confirmation from each rating agency that such substitution will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of certificates and (v) the USFS Industrial Distribution Portfolio Borrower has submitted customary due diligence materials satisfying the criteria described in the loan documents. The substitute property will also be subject to a geographic diversity test, so that USFS Industrial Distribution Portfolio Properties located in a single state do not cause the aggregate release amounts with respect to individual properties located in any single state to exceed 30% of the principal amount. The substitute property must be made subject to the U.S. Foodservice Lease and may not have a value that is less than the property being replaced. The USFS Industrial Distribution Portfolio Borrower will not be permitted to substitute properties with an aggregate release amount equal to more than 30% of the principal amount, subject to REMIC eligibility tests.

Certain additional information regarding the USFS Industrial Distribution Portfolio Loan and the USFS Industrial Distribution Portfolio Properties is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 6 – Wyvernwood Garden Apartments

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 6 – Wyvernwood Garden Apartments

Wyvernwood Garden Apartments
2901 East Olympic Boulevard
Los Angeles, CA 90023
Los Angeles
East Los Angeles
Commerce
Maywood
Vernon
Huntington Park
E Olympic Blvd
E Washington Blvd
E 6th St
S Soto St
S Lorena St
Whittier Blvd
Bandini Blvd
Los Angeles River
U.P. Railroad
Pacific Blvd
S Santa Fe Ave
S Alameda St
E 26th St
Slauson Ave
E Cesar E Chavez Ave
E 4th St
E 1st St
E 3rd St
E 7th St
E 8th St
E 16th St
E 41st St
S Central Ave
S San Pedro St
S Main St
S Broadway
S Figueroa St
E Jefferson Blvd
W Jefferson Blvd
W Washington Blvd
W Pico Blvd
Venice Blvd
Exposition Blvd
E Martin Luther King Jr Blvd
W Martin Luther King Jr Blvd
E Vernon Ave
W Vernon Ave
W Slauson Ave
E Slauson Ave
W Gage Ave
S Vermont Ave
S Western Ave
S Hoover St
HARBOR FWY
POMONA FWY
SANTA MONICA FWY
SANTA ANA FWY
PASADENA FWY
Dodger Stadium
Stadium Way
Union Station
LA Opera
City Hall
Pershing Square
Flower Market
Convention Center
Staples Center
University of Southern California
Los Angeles Coliseum
South Park
Evergreen Cem
Hollenbeck Park
Odd Fellows Cemetery
Salazar Park
Calvary Cemetery
Home of Peace Mem Park
SANTA MONICA BAY
PACIFIC OCEAN
LOS ANGELES COUNTY
ORANGE COUNTY
Santa Monica
Malibu
Hollywood
Burbank
Glendale
Pasadena
Beverly Hills
Venice
Torrance
Long Beach
Newport Beach
Montebello
Whittier
Fullerton
Anaheim
Santa Ana
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 6 – Wyvernwood Garden Apartments

Loan Information
Mortgage Loan Seller:	MSMCH
Original Balance(1):	$86,000,000
Cut-off Date Balance(1):	$86,000,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Refinance
First Payment Date:	July 8, 2007
Interest Rate:	6.050%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	June 8, 2012
Expected Maturity Balance(1):	$86,000,000
Sponsor(s):	Mark Sanders and Ian Sanders
Interest Calculation:	Actual/360
Call Protection:	Prepayable with the greater of Yield Maintenance or 1% until March 7, 2012. Prepayable without a premium from and after March 8, 2012.
Loan per Unit:	$72,451.56

Up-front Reserves:	RE Tax:	$42,744
	Insurance:	$163,640
	Interest Reserve(2):	$2,325,000
	Renovation Reserve(2):	$1,200,000
	Holdback Reserve(2):	$540,000

Ongoing Reserves:	RE Tax:	$42,744/month
	Insurance:	$23,030/month
	Cap Ex:	$24,737/month
Lockbox:	Soft, Springing Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Property Sub-type:	Garden
Location:	Los Angeles, CA
Year Built/Renovated:	1939/1999, 2000 & 2004-2006
Percent Leased(3):	93.9%
Units:	1,187
The Collateral:	A 151-building multifamily apartment complex
Ownership Interest:	Fee
Property Management:	Sawyer Property Management of California LLC

3rd Most Recent NOI (As of):	$6,201,025	(2005)
2nd Most Recent NOI (As of):	$6,614,954	(2006)
Most Recent NOI (As of):	$6,768,744	(TTM 10/31/2007)
U/W Net Op. Income:	$6,768,744
U/W Net Cash Flow:	$6,471,994
U/W Occupancy:	94.4%
Appraised Value:	$185,700,000
Cut-off Date LTV:	46.3%
Maturity Date LTV:	46.3%
DSCR:	1.23x

(1)	The subject $86,000,000 loan represents the senior portion of a $141,000,000 mortgage loan. The original and current principal balance of two subordinate notes is $55,000,000. See “The Loan” and “Additional Indebtedness” herein for additional information.

(2)	See “Escrows and Reserves” for specific details.

(3)	Percent Leased is based on the rent roll dated April 18, 2007.

The Wyvernwood Garden Apartments Loan

The Loan.    The sixth largest loan (the “Wyvernwood Garden Apartments Loan”) as evidenced by the Promissory Note is secured by a first priority fee Deed of Trust and Security Agreement (the “Wyvernwood Garden Apartments Mortgage”) encumbering a 1,187-unit 151-building apartment complex known as Wyvernwood Garden Apartments, located in Los Angeles, California (the “Wyvernwood Garden Apartments Property”). The Wyvernwood Garden Apartments Loan was originated on June 8, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

The Wyvernwood Garden Apartments Loan is the senior portion of a $141,000,000 whole mortgage loan (the “Wyvernwood Garden Apartments Whole Loan”). The remaining portion of the Wyvernwood Garden Apartments Whole Loan consists of a $28,000,000 subordinate note and a $27,000,000 subordinate note.

The Borrower.    The borrower is Thurman Interim California, LLC, a Delaware limited liability company (the “Wyvernwood Garden Apartments Borrower”) that owns no material asset other than the Wyvernwood Garden Apartments Property and related interests.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 6 – Wyvernwood Garden Apartments

Brothers Mark Sanders and Ian Sanders, the sponsors of the Wyvernwood Garden Apartments Loan, indirectly control the Wyvernwood Garden Apartments Borrower.

The Property.    The Wyvernwood Garden Apartments Property is an 1,187-unit garden apartment complex located in the Boyle Heights neighborhood of Los Angeles, California, three miles southeast of the central business district of Los Angeles. The Wyvernwood Garden Apartment Property is comprised of 151 buildings, which are situated on a contiguous site of approximately 60.95 acres. The Wyvernwood Garden Apartments Property was originally constructed in 1939 and renovated in 1999, 2000 and 2004-2006.

Unit Type	Number of Units	Percent Leased(1)	Average SF per Unit	Average Monthly Market Rent per Unit	Average Monthly Market Rent per SF	Average Monthly Contract Rent per Unit	Average Monthly Contract Rent per SF
Studio	22	91%	300	700	2.33	$671	$2.24
1-Bedroom	449	93%	611	915	1.50	$764	$1.25
2-Bedroom	640	94%	831	1,244	1.50	$898	$1.08
3-Bedroom	76	99%	1,122	1,619	1.44	$1,115	$0.98
Total	1,187	94%	757	$1,133	$1.51	$856	$1.16

(1)	Percent Leased is based on the rent roll dated October 26, 2007.

Escrows and Reserves.    At loan closing, the Wyvernwood Garden Apartments Borrower deposited (i) $2,325,000 into an interest reserve, which will be used to cover debt service shortfalls until the DSCR becomes equal to or exceeds 1.10x for a period of six consecutive calendar months and no event of default has occurred and is continuing (at which time any remaining interest reserve will be released to the Wyvernwood Garden Apartments Borrower), (ii) $1,200,000 into a renovation reserve for certain base building and unit renovations, and (iii) $540,000 as a holdback reserve, to be disbursed to the Wyvernwood Garden Apartments Borrower in monthly installments of $45,000 (1/12th of the initial holdback reserve) over the first year of the Wyvernwood Garden Apartments Whole Loan, or until the DSCR becomes equal to or exceeds 1.00x and no event of default has occurred and is continuing (at which time any remaining holdback reserve will be released to the Wyvernwood Garden Apartments Borrower). Additionally, the Wyvernwood Garden Apartments Borrower is required to escrow monthly 1/12 of annual real estate taxes and 1/12 of annual insurance premiums, as well as an amount equal to $24,737 into a capital expenditure reserve (which amount is not to be used for the renovations to be funded by the renovation reserve).

Lockbox and Cash Management.    A soft lockbox is in place with respect to the Wyvernwood Garden Apartments Loan. The lockbox springs to hard upon an event of default. The lockbox will be in place until the Wyvernwood Garden Apartments Loan has been repaid in full.

Property Management.    The Wyvernwood Garden Apartments Property is managed by the Sawyer Property Management of California LLC.

Mezzanine Loan and Preferred Equity Interest.    Not allowed.

Additional Secured Indebtedness (not including trade debts).    The Wyvernwood Garden Apartments Mortgage also secures two B-notes with a combined principal balance as of the Cut-off Date of $55,000,000, which are not included in the trust. The aggregate mortgage loan is $141,000,000 with an aggregate LTV of 75.9% and an aggregate underwritten DSCR of 0.69x. The first B-note ($28,000,000) has a coupon of 6.05% and the second B-note ($27,000,000) has a coupon of 8.50%. Both are coterminous with the Wyvernwood Garden Apartments Loan. See “Description of the Mortgage Pool—The Serviced Companion Loans—Wyvernwood Garden Apartments.”

Release of Parcels.    Not allowed.

Certain additional information regarding the Wyvernwood Garden Apartments Loan and the Wyvernwood Garden Apartments Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 7 – Bangor Mall

macy's

DICK'S
SPORTING GOODS

STILLWATER AVE.
Dick's Sporting Goods
Sears
JCPenney
BANGOR MALL
BANGOR MALL BLVD.
Macy's
I-95

JCPenney

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 7 – Bangor Mall

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Bangor Mall
663 Stillwater Avenue
Bangor, ME 04401
Old Town
Pushaw Lake
University of Maine
Orono
Bangor
Brewer
Hampden
Penobscot River
Bangor Air Guard Station
BANGOR INT'L
Bangor Industrial Park
University College of Bangor
Husson College
Broadway Shopping Center
St Joseph Hospital
Eastern Maine Medical Center
Bangor Municipal Golf Course
Bangor Raceway
East West Industrial Park
BREWER AIRPORT
Penobscot Valley Country Club
Stillwater Ave
Hogan Rd
Mount Hope Ave
Broadway
Union St
Ohio St
Essex St
Hammond St
Main St
State St
Wilson St
Western Ave
Kennebec Rd
Forest Ave
Kelley Rd
Hildreth Rd
Bangor and Aroostook Railroad
Maine Central Railroad
Fields Pond Rd
Fields Pond
Johnson Mill Rd
95
395
2
9
15
16
178
202
221
222
100
1
MAINE
CANADA
NH
Fredericton
Bangor
Augusta
Portland
Waterville
Lewiston
Auburn
Westbrook
Saco
Berlin
Laconia
Atlantic Ocean

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 7 – Bangor Mall

Bangor Mall

Interstate 95
Hogan Road
Hampton Inn
TOYS R US
STAPLES
Sears
DICK'S
BORDERS
Bangor Mall Boulevard
macy's
JCPenney
Hannaford
(Ground Lease)
(Ground Lease)
Stillwater Avenue

LEGEND

- Anchor Tenant
- Part of the collateral, in line tenants
- Not part of the collateral

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 7 – Bangor Mall

Loan Information
Mortgage Loan Seller	GECC
Original Balance:	$80,000,000
Cut-off Date Balance:	$80,000,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Refinance
First Payment Date:	November 1, 2007
Interest Rate:	6.147%
Amortization:	Interest Only
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	October 1, 2017
Expected Maturity Balance:	$80,000,000
Sponsor(s):	Simon Property Group
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after April 1, 2017.

Loan per SF(1):	$149.17

Up-front Reserves(2):	Environmental:	$115,000

Ongoing Reserves:	None

Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Property Sub-type:	Anchored
Location:	Bangor, ME

Year Built/Renovated:	1979/1997
Percent Leased(1):	95.2%
Square Footage(1):	536,299
The Collateral:	A regional shopping center
Ownership Interest:	Fee

Property Management:	Kravco Simon Company

3rd Most Recent NOI (As of):	$7,356,826	(2005)
2nd Most Recent NOI (As of):	$7,444,721	(2006)
Most Recent NOI (As of):	$7,381,615	(TTM 04/30/2007)
U/W Net Op. Income:	$8,457,942
U/W Net Cash Flow:	$8,060,368
U/W Occupancy:	91.6%
Appraised Value:	$128,000,000
Cut-off Date LTV:	62.5%
Maturity Date LTV:	62.5%
DSCR:	1.62x

(1)	Collateral square footage and all derivative calculations are based on the underwritten rent roll dated September 6, 2007 with the inclusion of a 4,067 square foot tenant whose lease began in October 2007.

(2)	See “Escrows and Reserves” for specific details.

The Bangor Mall Loan

The Loan.    The seventh largest loan (the “Bangor Mall Loan”) as evidenced by the Promissory Note (the “Bangor Mall Note”) is secured by a first priority fee Deed of Trust (the “Bangor Mall Mortgage”) encumbering the 536,299 square foot regional mall known as Bangor Mall, located in Bangor, Maine (the “Bangor Mall Property”). The Bangor Mall Loan was originated on September 10, 2007 by or on behalf of General Electric Capital Corporation.

The Borrower.    The borrower is Bangor Mall, LLC, a Delaware limited liability company (the “Bangor Mall Borrower”) that owns no material assets other than the Bangor Mall Property and related interests. The Bangor Mall Borrower is controlled by Simon Property Group (rated A-/A2/A- by S&P/Moody’s/Fitch), which is the primary sponsor of the Bangor Mall Loan. Headquartered in Indianapolis, Indiana, Simon Property Group (NYSE: SPG) is the largest publicly traded retail real estate investment trust in North America. Founded in 1960, Simon Property Group focuses on the ownership, development, management and marketing of retail real estate through five platforms that include regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties, with a particular emphasis on regional malls. Simon currently owns or has an interest in 286 properties in the United States containing an aggregate of 201 million square feet of gross leasable area in 38 states plus Puerto Rico. As of December 31, 2006, Simon reported a net income available to common shareholders of $486 million, up 21% from 2005, and revenue of $3.3 billion.

The Property.    The Bangor Mall Property is located in Bangor, Maine, which is situated in Penobscot County in southeastern Maine and is the third-largest city in Maine. The Bangor Mall Property was originally constructed in 1979 and renovated in 1997. It consists of a 655,124 square foot, one-story enclosed regional mall, of which 536,299 square feet serve as collateral for the Bangor Mall Loan. The Bangor Mall Property is situated on approximately 94.34 acres and includes 3,524 parking spaces. The Bangor Mall Property is anchored by Sears, Macy’s, Dick’s Clothing & Sport and JCPenney. The Macy’s store and the underlying land are owned by Macy’s, Inc. and are not part of the collateral for the Bangor Mall Loan. Based on the underwritten rent roll dated September 6, 2007, the Bangor Mall Property exhibited 96.1% occupancy inclusive of the non-owned Macy’s tenant, 95.2% occupancy for collateral space and 86.9% occupancy for inline, food court and kiosk space. Based on year-end 2006 sales, total sales for inline tenants were $381 per square foot with an average occupancy cost of 12.3%.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 7 – Bangor Mall

The following table presents certain information relating to the anchor tenants at the Bangor Mall Property:

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P)(1)	GLA	% of GLA	Collateral Interest	Operating Covenant Expiration	YE 2006 Sales PSF
Macy’s(2)	Macy’s, Inc.	BBB/Baa2/BBB	118,825	NAP	No	11/30/2077	NAP
Sears	Sears Holding Corporation	BB/Ba1/BB+	105,817	20%	Yes	10/31/2008	$224
J.C. Penney	J.C. Penney Company, Inc.	BBB/Baa3/BBB-	95,082	18%	Yes	02/28/2009	$165
Dick’s Clothing & Sport(2)	Dick’s Sporting Goods, Inc.	---/--/--	68,052	13%	Yes	01/31/2020	NAP
Total			387,776

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Macy’s and Dick’s Clothing & Sport do not report sales.

The following table presents certain information relating to the major tenants at the Bangor Mall Property:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF(2)	% of Total NRSF	Annualized Underwritten Base Rent ($) (2)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($Per NRSF)	Lease Expiration
Dick’s Clothing & Sport	---/--/--	68,052	13%	$672,000	10%	$9.87	01/31/2020
JC Penney	BBB/Baa3/BBB-	95,082	18%	$347,456	5%	$3.65	02/28/2009
The Gap/Gap Kids	BB+/Ba1/BB+	11,094	2%	$270,183	4%	$24.35	01/31/2012
Sears	BB/Ba1/BB+	105,817	20%	$264,543	4%	$2.50	10/31/2008
Total/Weighted Average		280,045	52%	$1,554,182	23%	$5.55

Other Tenants	Various	230,637	43%	$5,325,164	77%	$23.09	Various
Vacant Space	NAP	25,617	5%	$0	0%	$0.00	NAP
Total/Weighted Average		536,299	100%	$6,879,347	100%	$13.47

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Figures reflect the inclusion of 4,067 square foot tenant whose lease began in October 2007.

Lease Rollover Schedule(1)
Year	# of Leases Rolling	Average Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	9	$0.00	5%	5%	0%	0%
MTM	3	$16.51	1%	6%	1%	1%
2007	0	$0.00	0%	6%	0%	1%
2008	13	$6.51	23%	28%	11%	13%
2009	9	$6.49	31%	59%	15%	28%
2010	5	$40.02	1%	60%	3%	31%
2011	5	$27.20	2%	62%	5%	36%
2012	8	$21.35	7%	69%	11%	48%
2013	9	$32.09	4%	73%	11%	59%
2014	3	$46.56	1%	75%	4%	63%
2015	3	$19.50	2%	76%	3%	65%
2016	7	$33.38	3%	79%	8%	73%
2017 & Beyond	13	$16.58	21%	100%	27%	100%

(1)	Figures reflect the inclusion of 4,067 square foot tenant whose lease began in October 2007.

Escrows and Reserves.    The Bangor Mall Borrower deposited with the lender an environmental escrow equal to the maximum projected investigation and remedial costs associated with petroleum hydrocarbon impact to the groundwater at the Bangor Mall Property. The monies held in the environmental escrow account will be released to the Bangor Mall Borrower upon receipt of a “no further action” determination or similar notification from the Maine Department of Environmental Protection (“MDEP”). No impact to soil was detected. In addition, the JC Penney parcel at the Bangor Mall Property has a No. 2 fuel oil underground storage tank which last tested tight and recent sampling around the tank confirmed no reading above detection levels. However, it is currently non-compliant with MDEP regulations. This is an administrative deficiency and not an environmental impairment.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 7 – Bangor Mall

Lockbox and Cash Management.    A hard lockbox is in place with respect to the Bangor Mall Loan.

Property Management.    The Bangor Mall Property is managed by Kravco Simon Company, an affiliate of the Bangor Mall Borrower. The management agreement is subordinate to the Bangor Mall Loan.

Mezzanine Loan and Preferred Equity Interest.    The Bangor Mall Borrower may incur future mezzanine financing subject to certain conditions including: (i) that no event of default has occurred and is continuing, (ii) the issuance of the mezzanine loan by one or more mezzanine lenders (collectively, the “Bangor Mall Mezzanine Lenders”), each of which must be an institutional lender, (iii) maintenance of a DSCR (including mezzanine indebtedness) of no less than 1.10x and an LTV of no more than 80%, (iv) that the term of mezzanine loan is coterminous with or matures subsequent to the Bangor Mall Loan and (v) execution of an intercreditor agreement by Bangor Mall Mezzanine Lenders in connection with that mezzanine loan and the Bangor Mall Loan.

Additional Secured Indebtedness (not including trade debts). Not allowed.

Release of Parcels. Not permitted.

Certain additional information regarding the Bangor Mall Loan and the Bangor Mall Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 8 – Milford Crossing

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 8 – Milford Crossing

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Milford Crossing
1349 Boston Post Road
Milford, CT 06460
Ansonia
Derby
Shelton
Orange
New Haven
West Haven
Trumbull
Stratford
Bridge-port
Milford
Woodmont
MERRITT PKWY
MILFORD PKWY
WILBUR CROSS PKWY
GOVERNOR JOHN DAVIS LODGE TPKE
Milford Harbor
Long Island Sound
New Haven Harbor
Boston
Albany
Springfield
Hartford
Providence
Milford
Stamford
New York
Trenton
VT
NH
MA
NY
CT
RI
NJ
PA
Atlantic Ocean

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 8 – Milford Crossing

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 8 – Milford Crossing

Loan Information
Mortgage Loan Seller:	MSMCH
Original Balance:	$75,500,000
Cut-off Date Balance:	$75,500,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Refinance
First Payment Date:	November 8, 2007
Interest Rate:	6.030%
Amortization:	Interest Only through November 8, 2013. Principal and interest payments of $454,117.90 beginning December 8, 2013 through the maturity date.
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	November 8, 2017
Expected Maturity Balance:	$71,825,815
Sponsor(s):	Louis L. Ceruzzi, Jr.
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after August 8, 2017.
Loan per SF:	$198.85

Up-front Reserves:	None
Ongoing Reserves:	RE Tax(1):	Springing
	Insurance(1):	Springing
	Cap Ex(1):	Springing

Lockbox:	Soft

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Property Sub-Type:	Anchored
Location:	Milford, CT
Year Built/Renovated:	2006, 2007/NAP
Percent Leased(2):	99.1%
Square Footage:	379,685
The Collateral:	Single-story retail power center

Ownership Interest:	Fee

Property Management:	Ceruzzi Properties, LLC.

3rd Most Recent NOI (As of):	NAP
2nd Most Recent NOI (As of):	NAP
Most Recent NOI (As of):	NAP
U/W Net Op. Income:	$5,935,211
U/W Net Cash Flow:	$5,746,706
U/W Occupancy:	97.2%
Appraised Value:	$100,000,000
Cut-off Date LTV:	75.5%
Maturity Date LTV:	71.8%
DSCR:	1.05x

(1)	See “Escrows and Reserves” for specific details.

(2)	Percent Leased is based on the rent roll dated October 23, 2007. Percent Leased includes two draft leases for Chase Bank and Arby’s. These two tenants account for 2.1% of property space and 5.7% of underwritten base rent.

The Milford Crossing Center Loan

The Loan.    The eighth largest loan (the “Milford Crossing Loan”) as evidenced by the Promissory Note (the “Milford Crossing Note”) is secured by a first priority fee Mortgage and Security Agreement (the “Milford Crossing Mortgage”) encumbering the 379,685 square foot retail power center known as Milford Crossing, located in Milford, Connecticut (the “Milford Crossing Property”). The Milford Crossing Loan was originated on October 9, 2007, by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

The Borrower.    The borrowers are two Delaware limited liability companies, Milford Crossing Investors LLC and Roses Mill Investors LLC (collectively, the “Milford Crossing Borrower”), that own no material asset other than the Milford Crossing Property and related interests. The Milford Crossing Borrower is indirectly owned by Louis L. Ceruzzi, Jr. (the sponsor of the Milford Crossing Loan), Willford Holdings LLC (an affiliate of Willet Companies, LLC) and Parker-Green Enterprises LLC. Mr. Ceruzzi has developed more than eight million square feet of retail shopping centers in the northeast since 1988. Willet Companies, LLC acquires, owns, operates, develops and manages commercial real estate, primarily in the New York area, and currently holds a portfolio with a value in excess of $700 million and an annual rent roll of $60 million. Parker-Green Enterprises LLC is an international development company, the holdings of which include commercial developments in the United Kingdom and Ireland, as well as in Central and Eastern Europe.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 8 – Milford Crossing

The Property.    The Milford Crossing Property, a single-story retail power center constructed in 2006 and 2007, is located in Milford, Connecticut, on the southeast side of Boston Post Road between East Town Road and Roses Mill Road, north of the super-regional Connecticut Post Mall at Exit 39B on I-95. The Milford Crossing Property is anchored by a non-grocery Wal-Mart (on a 20-year ground lease), along with eight nationally recognized junior anchor tenants: Barnes & Noble, Staples, Modell’s, PetCo, Jo-Ann Stores, Inc., Marshalls of MA, Inc., Golf Galaxy and Circuit City. Additionally, the Milford Crossing Property is shadow-anchored by a Super Stop & Shop Supermarket. The Milford Crossing Property is situated on approximately 51.46 acres and includes approximately 1,853 parking spaces.

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P) (1)	GLA	Collateral Interest	Operating Covenant Expiration(2)	YE 2006 Sales PSF
Wal-Mart (Ground Lease)	Wal-Mart Stores, Inc.	AA/Aa2/AA	142,129	Yes	NAP	NAP
Jo-Ann Stores, Inc.	Jo-Ann Stores, Inc.	—/B3/B-	35,000	Yes	NAP	NAP
Marshalls of MA, Inc.	The TJX Companies, Inc.	—/A3/A	31,342	Yes	NAP	NAP
Circuit City	Circuit City	—/—/—	30,000	Yes	NAP	NAP
Total			238,471
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the major tenants at the Milford Crossing Property:

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Wal-Mart	AA/Aa2/AA	142,129	38%	$1,200,000	19%	$8.44	03/31/2027
Circuit City	—/—/—	30,000	8%	$720,000	11%	$24.00	01/31/2023
Jo-Ann Stores, Inc.	—/B3/B-	35,000	9%	$630,000	10%	$18.00	06/30/2017
Barnes & Noble	—/—/—	28,028	7%	$579,058	9%	$20.66	02/28/2017
PetCo	—/—/B	18,000	5%	$415,800	7%	$23.10	04/30/2017
Staples	BBB+/Baa1/BBB+	20,000	5%	$400,000	6%	$20.00	01/12/2017
Marshalls of MA, Inc.	—/A3/A	31,342	8%	$391,785	6%	$12.50	04/30/2017
Golf Galaxy	—/—/—	15,000	4%	$375,000	6%	$25.00	04/30/2017
Modell’s	—/—/—	20,000	5%	$370,000	6%	$18.50	04/30/2022
Total/Weighted Average		339,499	89%	$5,081,643	80%	$14.97	NAP

Other Tenants	NAP	36,952	10%	$1,274,531	20%	$34.49	Various
Vacant Space	NAP	3,234	1%	$0	0%	$0.00	NAP
Total/Weighted Average		379,685	100%	$6,356,174	100%	$16.74	NAP

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the Milford Crossing Property:

Lease Rollover Schedule
Year	# of Leases Rolling	Average Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	1	$0.00	1%	1%	0%	0%
2007	0	$0.00	0%	1%	0%	0%
2008	0	$0.00	0%	1%	0%	0%
2009	0	$0.00	0%	1%	0%	0%
2010	0	$0.00	0%	1%	0%	0%
2011	0	$0.00	0%	1%	0%	0%
2012	2	$24.16	3%	4%	5%	5%
2013	0	$0.00	0%	4%	0%	5%
2014	0	$0.00	0%	4%	0%	5%
2015	0	$0.00	0%	4%	0%	5%
2016	0	$0.00	0%	4%	0%	5%
2017 & Beyond	14	$16.62	96%	100%	95%	100%

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 8 – Milford Crossing

Escrows and Reserves.    Upon the occurrence of an event of default under the loan documents, the failure of the insurance required under the loan documents to be in full force and effect or the Milford Crossing Borrower’s failure to provide evidence of payment of real estate taxes and special assessments or insurance premiums, the Milford Crossing Borrower is required to establish and maintain escrows with the lender to assure adequate accrual of funds to pay the related amounts not less than 30 days prior to their respective due dates. In addition, upon the occurrence of an event of default under the loan documents or DSCR is less than or equal to 1.05x, the Milford Crossing Borrower is required to deposit monthly approximately $4,714 into a capital expenditure reserve.

Lockbox and Cash Management.    A soft lockbox is in place with respect to the Milford Crossing Loan. The lockbox will be in place until the Milford Crossing Loan has been paid in full. The funds in the lockbox account will be made available to the Milford Crossing Borrower until the following occurs (i) an event of default under the mortgage loan documents or (ii) the failure of the DSCR to be at least 1.05x. Following such a trigger event, the Milford Crossing Borrower’s right to access the funds in the lockbox account will be reinstated, at the Milford Crossing Borrower’s request and with the lender’s consent, not earlier than six months after such trigger event if, subsequent to such trigger event, neither trigger event has occurred and is continuing.

Property Management.    The Milford Crossing Property is managed by Ceruzzi Properties, LLC, an affiliate of the Milford Crossing Borrower. The management agreement is subordinate to the Milford Crossing Loan.

Mezzanine Loan and Preferred Equity Interest.    Not allowed.

Additional Secured Indebtedness (not including trade debts).    Not allowed.

Release of Parcels.    Not allowed.

Certain additional information regarding the Milford Crossing Loan and the Milford Crossing Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 9 – Marriott Columbia

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 9 – Marriott Columbia

Marriott Columbia
1200 Hampton Street
Columbia, SC 29201
Columbia
West Columbia
Cayce
St. Andrews
Seven Oaks
Dentsville
Arcadia Lakes
Woodfield
Forest Acres
Oak Grove
Springdale
Pine Ridge
20
215
21
555
277
321
1
16
76
126
12
378
2
602
302
26
77
48
University of South Carolina
State Capitol
Memorial Stadium
MAPS © 2007 CARTIFACT, LOS ANGELES
© 2007 TAAA

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 9 – Marriott Columbia

Loan Information
Mortgage Loan Seller:	PCF II
Original Balance:	$41,300,000
Cut-off Date Balance:	$41,300,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	December 1, 2007
Interest Rate:	6.510%
Amortization:	Interest only through November 1, 2012. Principal and interest payments of $261,315.76 beginning December 1, 2012 through the maturity date.
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	November 1, 2017
Expected Maturity Balance:	$38,929,134
Sponsor(s):	General Electric Pension Trust; Pyramid Advisors LLC
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after October 1, 2017.
Loan per Room:	$137,666.67
Up-front Reserves:	Cap Ex:	$625,000
	Debt Service(1):	$3,866,449 LOC
Ongoing Reserves:	RE Tax(1):	Springing
	Insurance(1):	Springing
	FF&E(1):	$50,351/month
Lockbox:	Hard

Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Property Sub-type:	Full Service
Location:	Columbia, SC
Year Built/Renovated:	1983/2005
Percent Leased(2):	71.5%
Rooms:	300
The Collateral:	A full service hotel located in Columbia, SC.
Ownership Interest:	Fee

Property Management:	Pyramid Acquisition Management LLC

3rd Most Recent NOI (As of):	$2,339,710
2nd Most Recent NOI (As of):	$4,019,942
Most Recent NOI (As of):	$4,336,127
U/W Net Op. Income:	$4,071,047
U/W Net Cash Flow:	$3,617,885
U/W Occupancy:	71.5%
Appraised Value:	$67,600,000
Cut-off Date LTV:	61.1%
Maturity Date LTV:	57.6%
DSCR:	1.15x

(1)	See “Escrow and Reserves” for specific details.

(2)	Percent Leased is based on the occupancy report dated August 22, 2007.

The Marriott Columbia Loan

The Loan.    The ninth largest loan (the “Marriott Columbia Loan”) as evidenced by the Secured Promissory Note (the “Marriott Columbia Note”) is secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and Rents (the “Marriott Columbia Mortgage”) encumbering the 300 room, full service hospitality property located in Columbia, South Carolina (the “Marriott Columbia Property”). The Marriott Columbia Loan was originated on October 5, 2007 by or on behalf of Principal Commercial Funding II, LLC.

The Borrower.    The borrower is GEPA Hotel Owner Columbia LLC (the “Marriott Columbia Borrower”), which is 100% owned by GEPA Hotel Owner Venture, LLC. The GEPA Hotel Owner Venture, LLC is comprised of 3% ownership by Pyramid Acquisition Fund I-A, LLC with Pyramid Advisors LLC as its sole member and 97% ownership by GEPT GEPA Hotel Owner Portfolio LLC with General Electric Pension Trust (GEPT) as sole member.

General Electric Asset Management Incorporated (GEAM), a wholly owned subsidiary of General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds in excess of $197 billion.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 9 – Marriott Columbia

The Property.    The Marriott Columbia Property is a 14-story, 300 room full service lodging facility that opened in 1983 and was renovated in 2005. The Marriott Columbia Property’s room breakdown is as follows: 150 double/double, 120 king, 15 queen, 11 junior suites, and 4 suites. The subject hotel has approximately 27,000 square feet of meeting space. Subject amenities include an indoor pool and spa, fitness center, central laundry facilities, concierge level and lounge, and complimentary airport shuttle. Parking is provided for 11 vehicles, with 300 additional parking spaces via an easement from a municipal parking garage. The subject site encompasses 1.46 acres. Room amenities include air conditioning, alarm clock, bottled water (for a fee), coffee maker/tea service, crib, individual climate control, internet browser/Web TV, iron and ironing board, luxurious bedding, premium cable, wet bar, electrical outlet: desk level, and a two-line phone.

Guestrooms were completely renovated in 2005 as part of an approximate $10M ($34,000/key) conversion to a Marriott. Renovations included new carpets, wall vinyl, case goods, and soft-goods. Three guestrooms on the thirteenth floor were also converted into the concierge lounge and several guestrooms were reconfigured to make larger suites at that time. The guest bathrooms were completely renovated with new tiles, wall vinyl, vanities, tub surrounds, mirrors, artwork, lighting, and fixtures. Carpets were also replaced in the two largest ballrooms during the conversion process. The four smaller meeting rooms are scheduled for a complete renovation in late 2008. The corridors are scheduled for renovation in late 2007; renovations will include new locks, wall vinyl, carpets, and door paint.

The Marriott Columbia Property is located at 1200 Hampton Street in Columbia, South Carolina. The Marriott Columbia Property is centrally located in Columbia’s downtown. The Marriott Columbia Property is within a block of the Columbia Museum of Art and approximately one-half mile or less from both the State Capitol and the University of South Carolina—two of Columbia’s major business, government, and tourist attractions. Columbia is South Carolina’s most populated city, the state capital, the county seat of Richland County, the home of the University of South Carolina’s main campus and the site of the South Carolina State Fair.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR:

SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
	Competitive Set (1)			Marriott Columbia			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2005	66.6%	$94.60	$63.01	62.6%	$100.29	$62.78	94.0%	106.0%	99.6%
2006	63.1%	$100.87	$63.62	71.0%	$125.62	$89.19	112.5%	124.5%	140.2%
TTM 07/2007	60.1%	$107.80	$64.81	71.5%	$129.70	$92.71	119.0%	120.3%	143.0%

(1)	Data Provided by Smith Travel Research. Competitive set includes the following: Courtyard Columbia Downtown @ USC; Radisson Columbia Conference Center; Embassy Suites Columbia Greystone; Clarion Hotel Columbia; Hampton Inn Columbia Downtown.

Escrows and Reserves.    At loan closing, the Marriott Columbia Borrower posted a letter of credit in the total amount of $3,866,449 (the “Debt Service LOC”). The Debt Service LOC will be released to the Marriott Columbia Borrower on or after January 1, 2008 upon the satisfaction of certain conditions, including a DSCR that equals 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue. The Marriott Columbia Borrower shall deposit with the lender on a monthly basis an amount equal to 1/12th of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for Lodging Industry) or (ii) the annual amount required by the management agreement into a furniture, fixture and equipment escrow. Upon the occurrence of an event of default or in the event a DSCR calculated net of the amount of the Debt Service LOC falls below 1.00x for three consecutive months, the Marriott Columbia Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

Lockbox and Cash Management.    A hard lockbox is in place with respect to the Marriott Columbia Loan.

Property Management.    The Marriott Columbia Property is managed by Pyramid Acquisition Management LLC (Pyramid), which is an affiliate of the Marriott Columbia Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid currently manages 36 hotel properties totaling over 11,100 hotel rooms located in 17 states throughout the U.S.

Mezzanine Loan and Preferred Equity Interest.    Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the Marriott Columbia Loan will not result in an aggregate LTV greater than 61% and DSCR less than 1.15x; (ii) lender must approve the mezzanine lender and financing documents and mortgage loan lender shall enter into an intercreditor agreement with mezzanine lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings resulting from the mezzanine financing.

Additional Secured Indebtedness (not including trade debts).    Not allowed.

Release of Parcels.    Not allowed.

Certain additional information regarding the Marriott Columbia Loan and the Marriott Columbia Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 10 – Ashtabula Mall

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 10 – Ashtabula Mall

Ashtabula Mall
3315 North Ridge Road East
Ashtabula, OH 44004
Lake Erie
OHIO
CANADA
MI
NY
PA
IN
KY
WV
Flint
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Lansing
Detroit
Toledo
Ashtabula
Erie
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Edgewood
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East Claridon
Burton
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Garrettsville
Windham
Newton Falls
South Canal
Craig Beach
Atwater
Deerfield
Limaville
Alliance
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Beloit
Salem
Maximo
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New Lyme Station
Andover
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North Bloomfield
Gustavus
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Mecca
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Yankee Lake
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New Middletown
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Greenford
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Columbiana
Leetonia
Cuyahoga Valley NRA
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 10 – Ashtabula Mall

Ashtabula Mall

kmart
JCPenney
Dillard's
Sears
WAL*MART

LEGEND

- Anchor Tenant
- Part of the collateral, in line tenants
- Not part of the collateral

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 10 – Ashtabula Mall

Loan Information
Mortgage Loan Seller	RBC
Original Balance:	$40,300,000
Cut-off Date Balance:	$40,300,000
Shadow Rating (Fitch/S&P/DBRS):	NAP
Loan Purpose:	Acquisition
First Payment Date:	October 1, 2007
Interest Rate:	6.400%
Amortization:	Interest only through September 1, 2010. Thereafter, principal and interest of $252,078.88 beginning October 1, 2010 through the maturity date.
ARD:	NAP
Hyperamortization:	NAP
Maturity Date:	September 1, 2017
Expected Maturity Balance:	$36,774,873
Sponsor(s):	Carlton P. Cabot
Interest Calculation:	Actual/360
Call Protection:	Locked out until 2 years after the REMIC “start-up” day, with U.S. Treasury defeasance thereafter. Prepayable without a premium from and after July 1, 2017.
Loan per SF:	$53.39
Up-front Reserves:	RE Tax:	$171,798
	Insurance:	$17,908
	Cap Ex:	$4,500,000
	TI/LC	$1,500,000

Ongoing Reserves:	RE Tax:	$62,564/month
	Insurance:	$11,706/month
	Cap Ex(1):	Springing
	TI/LC(1):	Springing

Lockbox(2):	Springing Soft

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Property Sub-type:	Anchored
Location:	Ashtabula, OH
Year Built/Renovated:	1992/NAP
Percent Leased(3):	78.6%
Square Footage:	754,882
The Collateral:	754,882 square foot regional mall anchored by Sears, Dillard’s JC Penney, Steve & Barry’s, and Super Kmart.
Ownership Interest:	Fee

Property Management:	Jones Lang LaSalle

3rd Most Recent NOI (As of):	$3,875,271	(2005)
2nd Most Recent NOI (As of):	$4,083,542	(2006)
Most Recent NOI (As of):	$4,457,224	(YTD Ann. 05/31/2007)
U/W Net Op. Income:	$4,568,753
U/W Net Cash Flow:	$4,268,730
U/W Occupancy:	80.1%
Appraised Value:	$57,800,000
Cut-off Date LTV:	69.7%
Maturity Date LTV:	63.6%
DSCR:	1.41x

(1)	See “Escrow and Reserves” for specific details.

(2)	See “Lockbox and Cash Management” for specific details.

(3)	Percent Leased is based on the rent roll dated May 31, 2007.

The Ashtabula Mall Loan

The Loan.    The tenth largest loan (the “Ashtabula Mall Loan”) as evidenced by the Promissory Note (the “Ashtabula Mall Note”) is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Ashtabula Mall Mortgage”) encumbering the 754,882 square foot regional shopping mall known as Ashtabula Mall, located in Ashtabula, Ohio (the “Ashtabula Mall Property”). The Ashtabula Mall Loan was originated on August 24, 2007 by or on behalf of Royal Bank of Canada.

The Borrower.    The borrowers are 29 Delaware limited liability companies each a tenant in common single purpose entity collectively, the “Ashtabula Mall Loan Borrowers”. A non-consolidation opinion was obtained at closing. Each entity owns no material asset other than the Ashtabula Mall Property. Carlton P. Cabot, the sponsor of the Cabot Portfolio Loan, is the President of Cabot Investment Properties, LLC.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 10 – Ashtabula Mall

The Property.    The Ashtabula Mall Property is located in Ashtabula, Ohio, at 3315 North Ridge Road East. The Ashtabula Mall Property is located in a retail district approximately 60 miles east of Cleveland. The Ashtabula Mall Property was originally constructed in 1992. It consists of a 754,882 square foot, enclosed regional mall. The Ashtabula Mall Property is situated on approximately 94.78 acres and includes 3,878 parking spaces. The Ashtabula Mall Property is anchored by Sears, Dillard’s, JC Penney, Steve & Barry’s and Super Kmart. Sears reported annual sales in 2006 of $94/SF, equating to occupancy costs of 4.57% (5.16% inclusive of CAM). Dillard’s reported annual sales in 2006 of $90/SF, equating to occupancy costs of 4.81% (5.53% inclusive of CAM). JC Penney reported annual sales in 2006 of $104/SF, equating to occupancy costs of 3.80% (4.23% inclusive of CAM). Steve & Barry’s reported annual sales in 2006 of $22/SF, equating to occupancy costs of 18.18% (13.64% inclusive of CAM). Super Kmart reported annual sales in 2006 of $141/SF, equating to occupancy costs of 3.10% (3.61% inclusive of CAM).

The following tables present certain information relating to the anchor tenants at the properties in the Ashtabula Mall Loan:

Anchor	Parent Company	Credit Rating of Parent Company (Fitch/Moody’s/S&P)(1)	GLA	Collateral Interest	Operating Covenant Expiration	YE 2006 Sales PSF
Super Kmart	Sears Holding Corporation	BB/--/BB	159,845	Yes	08/31/2017	$141.00
Steve & Barry’s	Steve & Barry’s LLC	--/--/--	76,889	Yes	01/31/2013	$22.00
Dillard’s	Dillard’s Inc.	BB/Ba3/BB	76,000	Yes	02/1/2014	$90.00
Sears	Sears Holding Corporation	BB/--/BB	75,394	Yes	07/31/2012	$94.00
JC Penney	J.C. Penney Company, Inc.	BBB/Baa3/BBB-	51,267	Yes	09/30/2012	$104.00
Total			439,395

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the major tenants at the Ashtabula Mall Loan Property:

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration
Super Kmart	BB/--/BB	159,845	21%	$699,248	17%	$4.37	08/31/2017
Dillard’s	BB/Stable/--	76,000	10%	$329,262	8%	$4.33	02/1/2014
Sears	BB/--/BB	75,394	10%	$324,196	8%	$4.30	07/31/2012
Steve & Barry’s	---/--/--	76,889	10%	$307,440	7%	$4.00	01/31/2013
Total/Weighted Average		388,128	51%	$1,660,146	40%	$4.28

Other Tenants	Various	239,104	32%	$2,443,997	60%	$10.22	Various
Vacant Space	NAP	127,650	17%	$0.00	0%	$0.00	NAP
Total/Weighted Average		754,882	100%	$4,104,143	100%	$6.54

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Lease Rollover Schedule
Year	# of Leases Rolling	Average Base Rent per SF Rolling	% of Total Square Feet Rolling	Cumulative % of SF Rolling	% of Total Base Rental Revenues Rolling	Cumulative % of Total Base Rental Revenues Rolling
Vacant	17	$0.00	17%	17%	0%	0%
2007	1	$5.88	0%	17%	0%	0%
2008	15	$14.51	6%	23%	15%	15%
2009	6	$12.54	3%	26%	7%	23%
2010	3	$9.58	3%	29%	5%	28%
2011	2	$7.64	1%	29%	1%	28%
2012	10	$6.35	21%	51%	25%	53%
2013	6	$7.87	11%	62%	16%	69%
2014	3	$3.89	16%	78%	11%	81%
2015	1	$9.80	0%	78%	1%	82%
2016	1	$16.50	0%	79%	1%	83%
2017 & Beyond	1	$4.37	21%	100%	17%	100%

Escrows and Reserves.    The Ashtabula Mall Loan Borrowers are required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. TILC and Cap Ex reserves spring in the event of default.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

Mortgage Loan No. 10 – Ashtabula Mall

Property Management.    The Ashtabula Mall Property is managed by Jones Lang LaSalle. The management agreement is subordinate to the Ashtabula Mall Loan.

Lockbox and Cash Management.    A springing soft lockbox is in place with respect to the Ashtabula Mall Loan. A soft lockbox will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of a loan default that can be cured by the payment of money only, and terminating upon the cure of such default; (b) the DSCR is less than 1.05x; (c) or if a Dark Period shall exist. The term “Threshold Tenant” shall mean a tenant which leases 15% or more of the property or accounts for 15% or more of the rental income. The term “Dark Period” shall mean the period (A) commencing with (x) the cessation of normal business operations at the property by a Threshold Tenant, (y) the termination of or default beyond applicable cure periods under any lease of a Threshold Tenant, or (z) the commencement by or against any Threshold Tenant of any bankruptcy or similar case, and (B) ending with the date on which the space covered by the lease of such Threshold Tenant is occupied by one or more replacement tenants acceptable to the lender. The lockbox will be in place until the Ashtabula Mall Loan has been paid in full. The borrower and Master Tenant (“Cabot Ashtabula LeaseCo LLC”), a Delaware limited liability company, shall enter into and shall cause property manager to enter into a lock box agreement with the lender in a form reasonably satisfactory to the lender, including the borrower’s obligation to cause property manager to deposit rents in the lock-box account in accordance with the trigger events shall not be dependent upon the execution of any such lock box agreement. If, in the lender’s judgment, the manager’s performance in collecting rents and profits shall decline, the borrower shall irrevocably instruct and otherwise cause each party paying such rents (including each tenant under any lease) to make all payments (A) if by wire transfer, to the lock box account, and (B) if by check, money order or similar manner of payment, by mail to a designated lock box (the “lock box”) within the exclusive control of the lender. Amounts deposited into the lock box shall be collected and deposited daily by the lock box bank into the lock box account. The borrower and master tenant agrees that if any rents required to be deposited in the lock box account shall be received by the borrower, master tenant or any affiliate or any manager of all or any portion of the property, the borrower shall deposit or cause such rents to be deposited in the lock box account within one (1) business day of the receipt of such rents by the borrower, any affiliate or any manager.

Mezzanine Loan and Preferred Equity Interest.    Following repayment of the bridge mezzanine loan in full, and notwithstanding anything to the contrary contained herein, solely for the purpose of funding approved leasing expenses, the borrower’s equity holders may obtain mezzanine financing from a lending institution acceptable to the lender in amount not to exceed the amount whereby the aggregate indebtedness evidenced by the lender’s first lien loan plus the mezzanine debt results in a combined DSCR of no less than 1.20x and a combined LTV of no greater than 85%, each as determined by the lender, which is secured by a pledge of equity interests in the borrower, subject to the lender’s review and approval of a subordination and intercreditor agreement between the lender and qualified mezzanine lender. Without limitation to the foregoing, the proceeds of any mezzanine financing shall be paid directly to the lender for transfer into the rollover reserve. The qualified mezzanine lender shall be permitted to acquire equity interests in the borrower upon a default under mezzanine financing without payment of an assumption fee.

Additional Secured Indebtedness (not including trade debts).    Not allowed

Release of Parcels.    Not allowed.

Certain additional information regarding the Ashtabula Mall Loan and the Ashtabula Mall Property is set forth on Appendix II hereto.

This material was not prepared by the Morgan Stanley research departments. Please refer to important information and qualifications at the end of this material.

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